Item 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of PBF Logistics GP LLC and
Unitholders of PBF Logistics LP

We have audited the accompanying consolidated balance sheets of PBF Logistics LP and subsidiaries (the “Partnership”) as of December 31, 2016 and 2015, and the related consolidated statements of operations, partners’ equity, and cash flows for each of the three years in the period ended December 31, 2016. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of PBF Logistics LP and subsidiaries as of December 31, 2016 and 2015, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

As described in Note 1 to the consolidated financial statements, retrospective effect has been given for the Partnership’s acquisition of entities under common control. Also, the portion of the accompanying consolidated financial statements for each of the three years in the period ended December 31, 2016 attributed to the Paulsboro Natural Gas Pipeline Company LLC has been prepared from the separate records maintained by PBF Energy Inc. and subsidiaries and may not necessarily be indicative of the conditions that would have existed, or results of operations, if these entities had been operated as unaffiliated entities.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey
February 24, 2017 (May 10, 2017 as to the effect of the retrospective impact related to the acquisition of the Paulsboro Natural Gas Pipeline Company LLC under common control, as described in Note 1)

PBF LOGISTICS LP
CONSOLIDATED BALANCE SHEETS (a)
(in thousands, except unit data)

	December 31, 2016	December 31, 2015

ASSETS
Current assets:
Cash and cash equivalents	$64,221	$18,678
Marketable securities - current	40,024	—
Accounts receivable - affiliates	37,863	23,949
Accounts receivable	4,294	—
Prepaid expenses and other current assets	1,657	469
Total current assets	148,059	43,096
Property, plant and equipment, net	608,802	148,435
Marketable securities	—	234,258
Total assets	$756,861	$425,789
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable - affiliates	$7,631	$3,438
Accounts payable and accrued liabilities	20,871	8,004
Current portion of long-term debt	39,664	—
Deferred revenue	952	—
Total current liabilities	69,118	11,442
Long-term debt	532,011	599,635
Other long-term liabilities	3,161	—
Total liabilities	604,290	611,077

Commitments and contingencies (Note 9)

Equity:
Net investment - Predecessor	6,231	387
Common unitholders - Public (23,271,174 and 15,924,676 units issued and outstanding, as of December 31, 2016 and 2015, respectively)	434,456	340,317
Common unitholder - PBF LLC (2,572,944 units issued and outstanding)	(193,181)	(248,363)
Subordinated unitholder - PBF LLC (15,886,553 units issued and outstanding)	(276,083)	(277,094)
IDR holder - PBF LLC	1,266	(535)
Total PBF Logistics LP equity	(27,311)	(185,288)
Noncontrolling interest	179,882	—
Total equity	152,571	(185,288)
Total liabilities and equity	$756,861	$425,789

(a)	Retrospectively adjusted to include the historical balances related to the PNGPC Acquisition. See Notes 1 and 3 in the accompanying Notes to Consolidated Financial Statements for further discussion.

See accompanying notes to consolidated financial statements.

PBF LOGISTICS LP
CONSOLIDATED STATEMENTS OF OPERATIONS (a)
(in thousands, except unit and per unit data)

	Year Ended December 31,
	2016	2015	2014

Revenue:
Affiliate	$175,448	$142,102	$59,403
Third-party	11,887	—	—
Total revenue	187,335	142,102	59,403

Costs and expenses:
Operating and maintenance expenses	44,563	25,661	29,076
General and administrative expenses	16,967	13,898	8,209
Depreciation and amortization	14,983	7,684	4,708
Total costs and expenses	76,513	47,243	41,993

Income from operations	110,822	94,859	17,410

Other expense:
Interest expense, net	(28,755)	(19,939)	(2,307)
Amortization of loan fees	(1,678)	(1,315)	(365)
Net income	80,389	73,605	14,738
Less: Net (loss) income attributable to Predecessor	(6,250)	(243)	(15,226)
Less: Net income attributable to noncontrolling interest	5,679	—	—
Net income attributable to PBF Logistics LP unitholders	$80,960	$73,848	$29,964

Net income per limited partner unit:
Common units - basic	$2.01	$2.18	$0.94
Common units - diluted	2.01	2.18	0.94
Subordinated units - basic and diluted	2.01	2.18	0.93
Weighted average limited partner units outstanding:
Common units - basic	22,288,118	17,956,152	16,167,802
Common units - diluted	22,338,784	17,956,152	16,169,827
Subordinated units - basic and diluted	15,886,553	15,886,553	15,886,553

(a)	Retrospectively adjusted to include the historical results related to the PNGPC Acquisition. See Notes 1 and 3 in the accompanying Notes to Consolidated Financial Statements for further discussion.

See accompanying notes to consolidated financial statements.

PBF LOGISTICS LP
CONSOLIDATED STATEMENTS OF PARTNERS’ EQUITY (a)
(in thousands)

	Net Investment	Common Units - Public	Common Units - PBF	Subordinated Units - PBF	IDR	Noncontrolling Interest	Total
Balance at January 1, 2014	$98,636	$—	$—	$—	$—	$—	$98,636
Loss attributable to Predecessor	(15,226)	—	—	—	—	—	(15,226)
Sponsor contributions to the Predecessor	56,946	—	—	—	—	—	56,946
Allocation of Predecessor net investment to unitholders	(30,906)	—	143	30,763	—	—	—
Allocation of DCR West Rack assets acquired to the unitholders	(39,279)	(4,249)	43,528	—	—	—	—
Allocation of Toledo Storage Facility assets acquired to the unitholders	(54,426)	(3,768)	58,194	—	—	—	—
Distribution to PBF LLC related to Offering	—	—	(1,525)	(327,139)	—	—	(328,664)
Distribution to PBF LLC related to Acquisitions from PBF	—	—	(270,000)	—	—	—	(270,000)
Quarterly cash distributions to unitholders	—	(7,397)	(211)	(7,308)	—	—	(14,916)
Proceeds from initial public offering, net of underwriters’ discounts and commissions	—	340,957	—	—	—	—	340,957
Net income attributable to PBF Logistics LP unitholders	—	14,740	415	14,809	—	—	29,964
Contributions from PBF LLC	—	—	1,669	—	—	—	1,669
Unit-based compensation expense	—	1,086	—	—	—	—	1,086
Offering costs	—	(5,000)	—	—	—	—	(5,000)
Balance at December 31, 2014	$15,745	$336,369	$(167,787)	$(288,875)	$—	$—	$(104,548)

(a)	Retrospectively adjusted to include the historical balances related to the PNGPC Acquisition. See Notes 1 and 3 in the accompanying Notes to Consolidated Financial Statements for further discussion.

See accompanying notes to consolidated financial statements.

PBF LOGISTICS LP
CONSOLIDATED STATEMENTS OF PARTNERS’ EQUITY (Continued) (a)
(in thousands)

	Net Investment	Common Units - Public	Common Units - PBF	Subordinated Units - PBF	IDR	Noncontrolling Interest	Total
Balance at January 1, 2015	$15,745	$336,369	$(167,787)	$(288,875)	$—	$—	$(104,548)
Net income attributable to Paulsboro Natural Gas Pipeline	(1,517)	—	—	—	—	—	(1,517)
Sponsor contributions to the Predecessor	1,872	—	—	—	—	—	1,872
Net income attributable to Delaware City Products Pipeline and Truck Rack	1,274	—	—	—	—	—	1,274
Allocation of Delaware City Products Pipeline and Truck Rack assets acquired to unitholders	(15,975)	(11,390)	27,365	—	—	—	—
Distribution from Delaware City Products Pipeline and Truck Rack	(1,012)	—	—	—	—	—	(1,012)
Distributions to PBF LLC related to the Delaware City Products Pipeline and Truck Rack Acquisition	—	—	(112,500)	—	—	—	(112,500)
Quarterly distributions to unitholders (including IDRs)	—	(23,458)	(3,282)	(22,876)	(535)	—	(50,151)
Net income attributable to PBF Logistics LP unitholders	—	34,606	4,585	34,657	—	—	73,848
Contributions from PBF LLC	—	—	3,256	—	—	—	3,256
Unit-based compensation expense	—	4,279	—	—	—	—	4,279
Other	—	(89)	—	—	—	—	(89)
Balance at December 31, 2015	$387	$340,317	$(248,363)	$(277,094)	$(535)	$—	$(185,288)
Net income attributable to Paulsboro Natural Gas Pipeline	(1,233)	—	—	—	—	—	(1,233)
Net income attributable to TVPC	(5,017)	—	—	—	—	—	(5,017)
Sponsor contributions to the Predecessor	358,552	—	—	—	—	—	358,552
Allocation of TVPC assets acquired to unitholders	(346,458)	—	174,650	(2,158)	—	173,966	—
Distributions to PBF LLC related to the TVPC Acquisition	—	—	(175,000)	—	—	—	(175,000)
Quarterly distributions to unitholders (including IDRs)	—	(33,714)	(4,374)	(27,006)	(3,348)	—	(68,442)
Net proceeds from public offering	—	83,434	54,944	—	—	—	138,378
Net income attributable to PBF Logistics LP unitholders	—	39,840	5,170	31,919	4,031	5,679	86,639
Contributions from PBF LLC	—	—	15	—	—	—	15
Unit-based compensation expense	—	4,360	—	—	—	—	4,360
Other	—	219	(223)	(1,744)	1,118	237	(393)
Balance at December 31, 2016	$6,231	$434,456	$(193,181)	$(276,083)	$1,266	$179,882	$152,571

(a)	Retrospectively adjusted to include the historical balances related to the PNGPC Acquisition. See Notes 1 and 3 in the accompanying Notes to Consolidated Financial Statements for further discussion.

See accompanying notes to consolidated financial statements.

PBF LOGISTICS LP
CONSOLIDATED STATEMENTS OF CASH FLOWS (a)
(in thousands)

	Year Ended December 31,
	2016	2015	2014

Cash flows from operating activities:
Net income	$80,389	$73,605	$14,738
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,983	7,684	4,708
Amortization of deferred financing fees	1,678	1,315	365
Unit-based compensation expense	4,360	4,279	1,086
Changes in operating assets and liabilities:
Accounts receivable - affiliates	(12,439)	(12,319)	(11,630)
Accounts receivable	(4,294)	—	—
Prepaid expenses and other current assets	3,152	(117)	(296)
Accounts payable - affiliates	3,513	215	3,223
Accounts payable and accrued liabilities	7,920	3,488	(2,176)
Deferred revenue	952	—	—
Other assets and liabilities	(1,002)	(19)	—
Net cash provided by operations	99,212	78,131	10,018

Cash flows from investing activities:
Plains Asset Purchase	(98,373)	—	—
Expenditures for property, plant and equipment	(22,978)	(3,503)	(47,805)
Purchases of marketable securities	(1,909,965)	(2,067,286)	(1,918,637)
Maturities of marketable securities	2,104,209	2,067,983	1,683,708
Net cash provided by (used in) investing activities	72,893	(2,806)	(282,734)

Cash flows from financing activities:
Proceeds from issuance of common units, net of underwriters’ discount and commissions	138,378	—	340,957
Offering costs for issuance of common units	—	—	(5,000)
Distribution to PBF LLC related to Offering	—	—	(328,664)
Distribution to PBF LLC related to Acquisitions	(175,000)	(112,500)	(270,000)
Distributions to unitholders	(67,534)	(49,524)	(14,916)
Distribution to parent	—	(1,036)	—
Contribution from parent	7,430	1,872	56,946
Proceeds from issuance of senior notes	—	350,000	—
Proceeds from term loan	—	—	300,000
Repayment of term loan	(194,536)	(700)	(65,100)
Proceeds from revolving credit facility	194,700	24,500	275,100
Repayment of revolving credit facility	(30,000)	(275,100)	—
Deferred financing costs	—	(8,324)	(2,517)
Net cash (used in) provided by financing activities	(126,562)	(70,812)	286,806

Net change in cash and cash equivalents	45,543	4,513	14,090
Cash and cash equivalents at beginning of year	18,678	14,165	75
Cash and cash equivalents at end of period	$64,221	$18,678	$14,165

Supplemental disclosure of non-cash investing and financing activities:
Contribution of net assets from PBF LLC	$15	$3,256	$32,575
Accrued capital expenditures	1,540	—	2,539
Cash paid for interest	28,668	17,017	2,153

(a)	Retrospectively adjusted to include the historical cash flows related to the PNGPC Acquisition. See Notes 1 and 3 in the accompanying Notes to Consolidated Financial Statements for further discussion.

See accompanying notes to consolidated financial statements.

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

1. DESCRIPTION OF THE BUSINESS AND BASIS OF PRESENTATION

PBF Logistics LP (“PBFX” or the “Partnership”) is a Delaware limited partnership formed in February 2013. PBF Logistics GP LLC (“PBF GP” or “our general partner”) serves as the general partner of PBFX. PBF GP is wholly-owned by PBF Energy Company LLC (“PBF LLC”). PBF Energy Inc. (“PBF Energy”) is the sole managing member of PBF LLC and as of December 31, 2016 owned 96.5% of the total economic interest in PBF LLC. In addition, PBF LLC is the sole managing member of PBF Holding Company LLC (“PBF Holding”), a Delaware limited liability company and affiliate of PBFX. On May 14, 2014, PBFX completed its initial public offering (the “Offering”). As of December 31, 2016, PBF LLC held a 44.2% limited partner interest in PBFX and owns all of PBFX’s incentive distribution rights (“IDRs”), with the remaining 55.8% limited partner interest owned by public unit holders.

PBFX engages in the receiving, handling, storage and transferring of crude oil, refined products, natural gas and intermediates. The Partnership does not take ownership of or receive any payments based on the value of the crude oil, products, natural gas or intermediates that it handles and does not engage in the trading of any commodities. PBFX’s assets are integral to the operations of PBF Holding’s refineries located in Toledo, Ohio, Delaware City, Delaware, Paulsboro, New Jersey and Torrance, California.

Acquisitions

On February 28, 2017, the Partnership’s wholly-owned subsidiary, PBFX Operating Company LP (“PBFX Op Co”), acquired from PBF LLC all the issued and outstanding limited liability company interests of Paulsboro Natural Gas Pipeline Company LLC (“PNGPC”) for an aggregate purchase price of $11,600 (the “PNGPC Acquisition”). PNGPC owns and operates an existing interstate natural gas pipeline which serves PBF Holding’s Paulsboro Refinery (the “Paulsboro Natural Gas Pipeline”). PBFX Op Co is currently in the process of constructing a new pipeline to replace the existing pipeline. This acquisition is accounted for as a transfer of assets between entities under common control under U.S. generally accepted accounting principles (“GAAP”). The financial information contained herein of PBFX has been retrospectively adjusted to include the historical results of PNGPC as if it was owned by the Partnership for all periods presented. Refer to Note 3 “Acquisitions” of the Notes to Consolidated Financial Statements for further discussion regarding the PNGPC Acquisition.

On April 29, 2016, the Partnership’s wholly-owned subsidiary, PBF Logistics Products Terminals LLC (“PLPT”), purchased four refined product terminals (the “East Coast Terminals”), from an affiliate of Plains All American Pipeline, L.P. (the “Plains Asset Purchase”) for an aggregate purchase price of $100,000, less working capital adjustments. This acquisition was accounted for as a business combination under U.S. GAAP. Refer to Note 3 “Acquisitions” of the Notes to Consolidated Financial Statements for further discussion regarding the Plains Asset Purchase.

On August 31, 2016, the Partnership, through its wholly-owned subsidiary, PBFX Op Co, acquired a 50% controlling equity interest in Torrance Valley Pipeline Company LLC (“TVPC”), from PBF LLC, for an aggregate purchase price of $175,000 (the “TVPC Acquisition”). TVPC owns the San Joaquin Valley Pipeline system (the “Torrance Valley Pipeline”), which supports PBF Holding’s Torrance Refinery. The Torrance Valley Pipeline consists of the M55, M1 and M70 pipeline systems, including pipeline stations with storage capacity and truck unloading capability. This acquisition is accounted for as a transfer of assets between entities under common control under U.S. GAAP. Refer to Note 3 “Acquisitions” of the Notes to Consolidated Financial Statements for further discussion regarding the TVPC Acquisition.

Equity Offerings

On April 5, 2016, PBFX completed a public offering of an aggregate of 2,875,000 common units, including 375,000 common units that were sold pursuant to the full exercise by the underwriter of its option to purchase

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

additional common units, for net proceeds of $51,625, after deducting underwriting discounts and commissions and other offering expenses (the “April 2016 Offering”).

On August 17, 2016, PBFX completed a public offering of an aggregate of 4,000,000 common units, with an underwriter’s option to purchase an additional 600,000 common units, of which 375,000 units were subsequently purchased on September 14, 2016, for a total of 4,375,000 shares and total net proceeds of $86,753, after deducting underwriting discounts and commissions and other offering expenses (the “August 2016 Offering”). A portion of the proceeds from the August 2016 Offering were used to fund the TVPC Acquisition.

Subsequent to the Offering, the Acquisitions from PBF (as defined below) and the Plains Asset Purchase, the Partnership continues to generate a substantial majority of its revenue from transactions with PBF Holding.

Principles of Combination and Consolidation and Basis of Presentation

In connection with the Offering, PBF LLC contributed the assets, liabilities and results of operations of certain crude oil terminaling assets to the Partnership. The assets were owned and operated by PBF Holding’s subsidiaries, Delaware City Refining Company LLC (“DCR”) and Toledo Refining Company LLC (“TRC”), and were contributed to the Partnership in connection with the Offering. PBF Holding, together with its subsidiaries, owns and operates five oil refineries and related facilities in North America. PBF Energy, through its ownership in PBF LLC, controls all of the business affairs of PBFX and PBF Holding.

PBFX’s initial assets consisted of the Delaware City Rail Unloading Terminal (“DCR Rail Terminal”), which included a double loop track and ancillary pumping and unloading equipment, which was part of PBF Holding’s Delaware City, Delaware Refinery, and the Toledo Truck Unloading Terminal (“Toledo Truck Terminal”), which included lease automatic custody transfer (“LACT”) units, which was part of PBF Holding’s Toledo Refinery, which together with the DCR Rail Terminal, we refer to as the IPO Assets. In separate transactions in 2014 and 2015, the Partnership acquired the Delaware City West Heavy Unloading Rack (the “DCR West Rack”), a heavy crude oil rail unloading facility at the Delaware City Refinery, a tank farm and related facilities located at PBF Energy’s Toledo Refinery (the “Toledo Storage Facility”), a products pipeline and related facilities located at PBF Energy’s Delaware City Refinery (the “Delaware City Products Pipeline”) and a truck rack and related facilities located at PBF Energy’s Delaware City Refinery (the “Delaware City Truck Rack”). The Delaware City Products Pipeline and Delaware City Truck Rack are collectively referred to as the “Delaware City Products Pipeline and Truck Rack”. On August 31, 2016, the Partnership, through its wholly-owned subsidiary, PBFX Op Co, acquired from PBF LLC 50% of the issued and outstanding limited liability company interests of TVPC. TVPC owns the Torrance Valley Pipeline, which supports PBF Holding’s Torrance Refinery. On February 28, 2017, the Partnership, through its wholly-owned subsidiary, PBFX Op Co, acquired from PBF LLC all of the issued and outstanding limited liability company interests of PNGPC. PNGPC owns and operates the Paulsboro Natural Gas Pipeline, which supports PBF Holding’s Paulsboro Refinery.

The transactions entered into after the Offering are collectively referred to as “Acquisitions from PBF.” Subsequent to the Acquisitions from PBF, the DCR Rail Terminal, Toledo Truck Terminal, DCR West Rack, Toledo Storage Facility, the Delaware Products Pipeline and Truck Rack, the Torrance Valley Pipeline and the Paulsboro Natural Gas Pipeline are collectively referred to as the “Contributed Assets.”

The financial statements presented in this Annual Report on Form 10-K include the consolidated financial results of PBF MLP Predecessor (the “Predecessor”), PBFX’s predecessor for accounting purposes, for periods presented through May 13, 2014, and the consolidated financial results of PBFX for the period beginning May 14, 2014, the closing date of the Offering. The balance sheet as of December 31, 2016 and 2015, presents the combined financial position of PBFX and Paulsboro Natural Gas Pipeline. PBFX recorded the DCR West Rack Acquisition (as defined in Note 3 “Acquisitions” of the Notes to Consolidated Financial Statements), the Toledo Storage Facility Acquisition (as defined in Note 3 “Acquisitions” of the Notes to Consolidated Financial Statements), the Delaware City Products Pipeline and Truck Rack Acquisition (as defined in Note 3 “Acquisitions” of the Notes to Consolidated

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

Financial Statements), the TVPC Acquisition and the PNGPC Acquisition at PBF Energy’s historical book value, as the acquisitions were treated as a reorganization of entities under common control. We have retrospectively adjusted the financial information of the Predecessor and PBFX contained herein to include the historical results of the Contributed Assets prior to the effective date of each transaction. The financial statements of our Predecessor and the Contributed Assets have been prepared from the separate records maintained by subsidiaries of PBF Energy and may not necessarily be indicative of the conditions that would have existed or the results of operations if they were operated as an unaffiliated company. Portions of certain expenses represent allocations made from corporate expenses applicable to PBF Energy as a whole. Refer to Note 3 “Acquisitions” of the Notes to Consolidated Financial Statements for further discussion. The Consolidated Balance Sheet as of December 31, 2016 also includes an immaterial adjustment to equity to reflect the impact of acceleration of vesting of certain prior year phantom unit awards.

2. SUMMARY OF ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Business Combinations

The Partnership uses the acquisition method of accounting for third-party acquisitions for the recognition of assets acquired and liabilities assumed in business combinations at their estimated fair values as of the date of acquisition. Any excess consideration transferred over the estimated fair values of the identifiable net assets acquired is recorded as goodwill. Significant judgment is required in estimating the fair value of assets acquired. As a result, in the case of significant acquisitions, the Partnership obtains the assistance of third-party valuation specialists in estimating fair values of tangible and intangible assets based on available historical information and on expectations and assumptions about the future, considering the perspective of marketplace participants. While the Partnership’s management believes those expectations and assumptions are reasonable, they are inherently uncertain. Unanticipated market or macroeconomic events and circumstances may occur, which could affect the accuracy or validity of the estimates and assumptions.

The Acquisitions from PBF were transfers between entities under common control. Accordingly, the Partnership records the assets that were acquired from PBF Energy on its consolidated balance sheet at PBF Energy’s historical carrying value rather than fair value as these assets.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, demand deposits, and short-term investments with original maturities of three months or less, but exclude debt or equity securities classified as marketable securities.

Marketable Securities

Debt or equity securities are classified into the following reporting categories: held-to-maturity, trading or available-for-sale securities. While PBFX does not routinely sell marketable securities prior to their scheduled maturity dates, some of PBFX’s investments may be held and restricted for the purpose of funding future capital expenditures and acquisitions. Such investments are classified as available-for-sale marketable securities as they may occasionally be sold prior to their scheduled maturity dates due to the unexpected timing of cash needs. The carrying value of these marketable securities approximates fair value and is measured using Level 1 inputs (as defined below). The terms of the marketable securities range from one to three months and are classified on the

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

balance sheet as current assets. The gross unrecognized holding gains and losses as of December 31, 2016 and 2015 were not material. As of December 31, 2016, these investments are used as collateral to secure the Term Loan (as defined below) and are intended to be used only to fund future capital expenditures.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost. PBFX capitalizes costs associated with the preliminary, pre-acquisition and development/construction stages of a major construction project. PBFX capitalizes the interest cost associated with major construction projects based on the effective interest rate of its total borrowings. Maintenance and repairs are charged to operating expenses as they are incurred. Improvements and betterments, which extend the lives of the assets, are capitalized.

PBFX’s depreciable property, plant and equipment are comprised of storage, pipelines, terminals and equipment which are depreciated using the straight-line method over estimated useful lives of 5-25 years.

Long-Lived Assets

PBFX reviews property, plant and equipment and other long-lived assets for impairment whenever events or changes in business circumstances indicate the net book values of the assets may not be recoverable. Impairment is evaluated by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from use of the assets and their ultimate disposition. If such analysis indicates that the carrying value of the long-lived assets is not considered to be recoverable, the carrying value is reduced to the fair value. Impairment assessments inherently involve judgment as to assumptions about expected future cash flows and the impact of market conditions on those assumptions. Although management would utilize assumptions that it believes are reasonable, future events and changing market conditions may impact management’s assumptions, which could produce different results.

Asset Retirement Obligations

PBFX records an asset retirement obligation at fair value for the estimated cost to retire a tangible long-lived asset at the time PBFX incurs that liability, which is generally when the asset is purchased, constructed, or leased. PBFX records the liability when it has a legal or contractual obligation to incur costs to retire the asset and when a reasonable estimate of the fair value of the liability can be made. If a reasonable estimate cannot be made at the time the liability is incurred, PBFX will record the liability when sufficient information is available to estimate the liability’s fair value. Certain of PBFX’s asset retirement obligations are based on its legal obligation to perform remedial activity at its refinery sites when it permanently ceases operations of the long-lived assets. PBFX therefore considers the settlement date of these obligations to be indeterminable. Accordingly, PBFX cannot calculate an associated asset retirement liability for these obligations at this time. PBFX will measure and recognize the fair value of these asset retirement obligations when the settlement date is determinable.

Product Imbalances

The Partnership incurs product imbalances as a result of tank storage volume fluctuations within the East Coast Terminals. Fluctuations are due to differences in the measurements of actual product stored as compared to total consigned volumes per the customer. The Partnership uses a year-to-date weighted average market price to value our assets and liabilities related to product imbalances. Product imbalance liabilities are included in “Accounts payable and accrued liabilities” and product imbalance assets are included in “Prepaid expenses and other current assets” in the consolidated balance sheets. As of and for the period ended December 31, 2016, the imbalance amounts were immaterial.

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

Environmental Matters

Liabilities for future remediation costs are recorded when environmental assessments and/or remedial efforts are probable and the costs can be reasonably estimated. Other than for assessments, the timing and magnitude of these accruals generally are based on the completion of investigations or other studies or a commitment to a formal plan of action. Environmental liabilities are based on best estimates of probable future costs using currently available technology and the impact that current regulations may have on our remediation plans. The measurement of environmental remediation liabilities may be discounted to reflect the time value of money if the aggregate amount and timing of cash payments of the liabilities are fixed or reliably determinable. The actual settlement of PBFX’s liability for environmental matters could materially differ from its estimates due to a number of uncertainties such as the extent of contamination, changes in environmental laws and regulations, potential improvements in remediation technologies and the participation of other responsible parties.

Revenue Recognition

PBFX recognizes revenue by charging fees for crude oil and refined products terminaling, storing and pipeline services based on the greater of contractual minimum volume commitments (“MVCs”) or the delivery of actual volumes transferred based on contractual rates applied to throughput volumes. Prior to the Offering and effective date of the Acquisitions from PBF, PBFX’s assets were part of the integrated operations of PBF Energy. With the exception of the Delaware City Products Pipeline, the operation of our assets did not generate third-party or inter-entity revenue. The Predecessor, with the exception of the revenue generated by the Delaware Products Pipeline prior to August 2013, generally recognized only the costs and did not record revenue associated with the receiving, handling, storing and transferring services provided to PBF Energy on an intercompany basis. Following the closing of the Offering and Acquisitions from PBF, PBFX’s revenues were generated by commercial agreements with subsidiaries of PBF Energy. In addition, subsequent to the Plains Asset Purchase, PBFX has begun to generate third-party revenue related to the East Coast Terminals. Revenues at the East Coast Terminals are recognized as products are shipped through or stored at our terminals. Billings to customers for throughput services at the East Coast Terminals are billed monthly for actual totals shipped through our terminals. A portion of our fee-based agreements provide for fixed demand charges, which are recognized as revenue pursuant to the contract terms. Billings to customers for tank lease obligations at the East Coast Terminals occur in the prior month and are recorded as deferred revenue which is recognized in the period in which the customer receives such storage services.

Unit-Based Compensation

PBF GP provides unit-based compensation to certain officers, non-employee directors and seconded employees of our general partner or its affiliates, consisting of phantom units. The fair value of PBFX’s phantom units are measured based on the fair market value of the underlying common units on the date of the grant based on the common unit closing price on the grant date. The estimated fair value of PBFX’s phantom units is amortized over the vesting period using the straight-line method. Awards typically vest over a four year service period, subject to acceleration if certain conditions are met. The phantom unit awards may be settled in common units, cash or a combination of both. Expenses related to unit-based compensation are included in general and administrative expenses.

Net Income Per Unit

In addition to the common and subordinated units, PBFX has identified the general partner interest and IDRs as participating securities and uses the two-class method when calculating the net income per unit applicable to limited partners. Net income per unit applicable to limited partners (including common and subordinated unitholders) is computed by dividing limited partners’ interest in net income, after deducting any incentive distributions, by the weighted-average number of outstanding common and subordinated units.

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

Prior to May 14, 2014, PBF Energy owned all of the limited partner interest in PBFX and, accordingly, PBFX did not calculate or report net income per unit. Net income (loss) attributable to the Acquisitions from PBF prior to each Effective Date was allocated entirely to PBF GP as if only PBF GP had rights to that net income (loss), therefore there is no retrospective adjustment to previously reported net income per unit.

Fair Value of Financial Instruments

The estimated fair value of cash, accounts receivable, certain other current assets, accounts payable, certain accrued expenses and other current liabilities approximates their carrying value reflected in the Consolidated Financial Statements because of the short-term maturity of the instruments.

Fair Value Measurement

A fair value hierarchy (Level 1, Level 2, or Level 3) is used to categorize fair value amounts based on the quality of inputs used to measure fair value. Accordingly, fair values derived from Level 1 inputs utilize quoted prices in active markets for identical assets or liabilities. Fair values derived from Level 2 inputs are based on quoted prices for similar assets and liabilities in active markets, and inputs other than quoted prices that are either directly or indirectly observable for the asset or liability. Level 3 inputs are unobservable inputs for the asset or liability, and include situations where there is little, if any, market activity for the asset or liability.

PBFX uses appropriate valuation techniques based on the available inputs to measure the fair values of its applicable assets and liabilities. When available, PBFX measures fair value using Level 1 inputs because they generally provide the most reliable evidence of fair value. In some valuations, the inputs may fall into different levels in the hierarchy. In these cases, the asset or liability level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurements.

Income Taxes

PBFX is not a taxable entity for federal income tax purposes or the income taxes of those states that follow the federal income tax treatment of partnerships. Instead, for purposes of these income taxes, each partner of the Partnership is required to take into account his, her or its share of items of income, gain, loss and deduction in computing his, her or its federal and state income tax liabilities, regardless of whether cash distributions are made to such partner by the Partnership. The taxable income reportable to each partner takes into account differences between the tax basis and fair market value of PBFX’s assets, the acquisition price of such partner’s units and the taxable income allocation requirements under the Second Amended and Restated Agreement of Limited Partnership of the Partnership (“partnership agreement”). We are unable to readily determine the net difference in the bases of our assets and liabilities for financial and tax reporting purposes because individual unitholders have different investment bases depending upon the timing and price of acquisition of their partnership units.

Prior to the Offering, PBFX was included in PBF LLC’s U.S. federal income tax return. As PBF LLC is a limited liability company treated as a “flow-through” entity for income tax purposes, there is no benefit or provision for U.S. federal or state income tax in the accompanying financial statements.

Recent Accounting Pronouncements

In August 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2015-14, “Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date” (“ASU 2015-14”), which defers the effective date of Accounting Standards Update No. 2014-09, “Revenue from Contracts with Customers” (“ASU 2014-09”) for all entities by one year. Additional ASUs have been issued in 2016 that provide certain implementation guidance related to ASU 2014-09 (collectively, the Company refers to ASU 2014-09 and these additional ASUs as the “Updated Revenue Recognition Guidance”).The Updated Revenue Recognition Guidance will replace most existing revenue recognition guidance in GAAP when it becomes effective. Under

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

ASU 2015-14, this guidance becomes effective for interim and annual periods beginning after December 15, 2017 and permits the use of either the retrospective or modified retrospective method. Under ASU 2015-14, early adoption is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The Partnership has established a working group to assess the Updated Revenue Recognition Guidance, including its impact on the Partnership’s business processes, accounting systems, controls and financial statement disclosures. The Partnership’s preliminary expectation is that it will adopt this guidance using the modified retrospective method whereby a cumulative effect adjustment is recognized upon adoption and the Updated Revenue Recognition is applied prospectively. It is not anticipated that the Partnership will early adopt this new guidance. The working group is in the early stages of its implementation plan and continues to evaluate the impact of this new standard, including certain industry specific issues, on the Partnership’s consolidated financial statements and related disclosures. At this time, The Partnership is unable to estimate the full impact of the standard.

In January 2016, the FASB issued ASU No. 2016-01, “Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities” (“ASU 2016-01”), which amends how entities measure equity investments that do not result in consolidation and are not accounted for under the equity method and how they present changes in the fair value of financial liabilities measured under the fair value option that are attributable to their own credit. ASU 2016-01 also changes certain disclosure requirements and other aspects of current U.S. GAAP but does not change the guidance for classifying and measuring investments in debt securities and loans. Under ASU 2016-01, this guidance becomes effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted in certain circumstances. The Partnership does not currently have any investments accounted for under the equity method but will apply this new standard should it acquire any such investments.

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842)” (“ASU 2016-02”), to increase the transparency and comparability about leases among entities. The new guidance requires lessees to recognize a lease liability and a corresponding lease asset for virtually all lease contracts. It also requires additional disclosures about leasing arrangements. ASU 2016-02 is effective for interim and annual periods beginning after December 15, 2018, and requires a modified retrospective approach to adoption. Early adoption is permitted. The Partnership has established a working group to study the new guidance in ASU 2016-02. This working group was formed during 2016 and has begun the process of compiling a central repository for all leases the Partnership, and its subsidiaries entered into for further analysis as the implementation project progresses. It is not anticipated that the Partnership will early adopt this new guidance. The working group continues to evaluate the impact of this new standard on the Partnership’s Consolidated Financial Statements and related disclosures. At this time, the Partnership has identified that the most significant impacts of this new guidance will be to bring nearly all leases on its balance sheet with “right of use assets” and “lease obligation liabilities” as well as accelerating the interest expense component of financing leases.

In March 2016, the FASB issued ASU No. 2016-06, “Derivatives and Hedging (Topic 815) Contingent Put and Call Options in Debt Instruments a consensus of the FASB Emerging Issues Task Force” (“ASU 2016-06”), to increase consistency in practice in applying guidance on determining if an embedded derivative is clearly and closely related to the economic characteristics of the host contract, specifically for assessing whether call (put) options that can accelerate the repayment of principal on a debt instrument meet the clearly and closely related criterion. The guidance in ASU 2016-06 applies to all entities that are issuers of or investors in debt instruments (or hybrid financial instruments that are determined to have a debt host) with embedded call (put) options. ASU 2016-06 is effective for interim and annual periods beginning after December 15, 2016, and requires a modified retrospective approach to adoption. Early adoption is permitted. The Partnership is currently evaluating the impact of this new standard on its Consolidated Financial Statements and related disclosures.

In March 2016, the FASB issued ASU No. 2016-09, “Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting” (“ASU 2016-09”) which is intended to simplify certain aspects of the accounting for share-based payments to employees including allowing companies to elect to recognize forfeitures as they occur rather than estimate them. ASU 2016-09 is effective for interim and annual

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

periods beginning after December 15, 2016, and requires a modified retrospective approach to adoption. Early adoption is permitted. The Partnership is currently evaluating the impact of this new standard on its Consolidated Financial Statements and related disclosures.

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments - Credit Losses (Topic 326) Measurement of Credit Losses on Financial Instruments” (“ASU 2016-13”) which requires that credit losses on available-for-sale debt securities should be measured in a manner similar to current U.S. GAAP. However, the amendments in ASU 2016-13 require that credit losses be presented as an allowance rather than as a write-down. ASU 2016-13 is effective for interim and annual periods beginning after December 15, 2019, and requires a modified retrospective approach to adoption. Early adoption is permitted for interim and annual periods beginning after December 15, 2018. The Partnership is currently evaluating the impact of this new standard on its Consolidated Financial Statements and related disclosures.

In August 2016, the FASB issued ASU No. 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”), which reduces the existing diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows under Topic 230. ASU 2016-15 is effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The Partnership is currently evaluating the impact of this new standard on its Consolidated Financial Statements and related disclosures.

In October 2016, the FASB issued ASU No. 2016-16, “Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other Than Inventory” (“ASU 2016- 16”), which reduces the existing diversity in practice in how income tax consequences of an intra-entity transfer of an asset other than inventory should be recognized. The amendments in ASU 2016-16 require an entity to recognize such income tax consequences when the intra-entity transfer occurs rather than waiting until such time as the asset has been sold to an outside party. The amendments do not contain any new disclosure requirements but point out that certain existing income tax disclosures might be applicable in the period an intra-entity transfer of an asset other than inventory occurs. ASU 2016-16 is effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted as of the beginning of an annual reporting period for which interim or annual statements have not been issued. The Partnership is currently evaluating the impact of this new standard on its Consolidated Financial Statements and related disclosures.

In October 2016, the FASB issued ASU No. 2016-17, “Consolidation (Topic 810): Interests Held through Related Parties That Are under Common Control” (“ASU 2016-17”), which amends the consolidation guidance on how a reporting entity that is the single decision maker of a variable interest entity (“VIE”) should treat indirect interests in the entity held through related parties that are under common control with the reporting entity when determining whether it is the primary beneficiary of that VIE. The amendments in this ASU do not change the characteristics of a primary beneficiary in current U.S. GAAP. The amendments in this ASU require that reporting entity, in determining whether it satisfies the second characteristic of a primary beneficiary, to include all of its direct variable interests in a VIE and, on a proportionate basis, its indirect variable interests in a VIE held through related parties, including related parties that are under common control with the reporting entity. ASU 2016-17 is effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The Partnership is currently evaluating the impact of this new standard on its Consolidated Financial Statements and related disclosures.

In January 2017, the FASB issued ASU No. 2017-01, “Business Combinations (Topic 805): Clarifying the Definition of a Business” (“ASU 2017-01”), which provides guidance to assist entities with evaluating when a set of transferred assets and activities is a business. Under ASU 2017-01, it is expected that the definition of a business will be narrowed and more consistently applied. ASU 2017-01 is effective for annual periods beginning after December 15, 2017, including interim periods within those periods. The amendments in this ASU should be applied prospectively on or after the effective date. The Company will apply the provisions of this guidance for determining if it has acquired a business or a set of assets for future acquisitions, if any, after it becomes effective.

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

3. ACQUISITIONS

Third-Party Acquisition

Plains Asset Purchase

On April 29, 2016, the Partnership’s wholly-owned subsidiary, PLPT, completed the Plains Asset Purchase. The East Coast Terminals, located in and around Philadelphia, Pennsylvania, include product tanks, pipeline connections to the Colonial Pipeline Company, Buckeye Partners, Sunoco Logistics Partners and other proprietary pipeline systems, truck loading lanes and marine facilities capable of handling barges and ships.

The aggregate purchase price for the Plains Asset Purchase was $100,000, less working capital adjustments. The consideration was funded by the Partnership with $98,336 in proceeds from the sale of marketable securities. The Partnership borrowed an additional $98,500 under its Revolving Credit Facility (as defined in Note 5 “Debt” of the Notes to Consolidated Financial Statements), which was used to repay $98,336 of its Term Loan (as defined in Note 5 “Debt” of the Notes to Consolidated Financial Statements) in order to release $98,336 in marketable securities that had collateralized the Term Loan. Subsequent to the closing of the Plains Asset Purchase, the Partnership recorded an adjustment to the preliminary estimate for working capital of $37 as an increase to Prepaid expenses and other current assets. The final purchase price and fair value allocation were completed as of December 31, 2016.

PBFX accounted for the Plains Asset Purchase as a business combination under U.S. GAAP whereby the Partnership recognizes assets acquired and liabilities assumed in an acquisition at their estimated fair values as of the date of acquisition. The final purchase price and its allocation are dependent on final reconciliations of working capital and other items subject to agreement by both parties.

The total purchase consideration and the fair values of the assets and liabilities at the acquisition date were as follows:

Purchase Price
Gross purchase price	$100,000
Working capital adjustments	(1,627)
Total consideration	$98,373

The following table summarizes the final amounts recognized for assets acquired and liabilities assumed as of the acquisition date:

Fair Value Allocation
Prepaid expenses and other current assets	$4,221
Property, plant and equipment	99,342
Accounts payable and accrued expenses	(3,174)
Other long-term liabilities	(2,016)
Fair value of net assets acquired	$98,373

The Partnership’s Consolidated Financial Statements for the year-ended December 31, 2016 include the results of operations of the East Coast Terminals since April 29, 2016 during which period the East Coast Terminals contributed affiliate revenue of $3,303, third-party revenue of $11,871 and net income of $5,133. On an unaudited pro forma basis, the revenues and net income of PBFX assuming the acquisition had occurred on January 1, 2015, are shown below. The unaudited pro forma information does not purport to present what PBFX’s actual results would have been had the Plains Asset Purchase occurred on January 1, 2015, nor is the financial information

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

indicative of the results of future operations. The unaudited pro forma financial information includes the depreciation and amortization expense related to the acquisition and interest expense associated with the Plains Asset Purchase financing.

	Year Ended December 31, 2016	Year Ended December 31, 2015
(Unaudited)
Pro forma revenues	$194,129	$159,474
Pro forma net income attributable to PBF Logistics LP unitholders:	86,059	68,819
Pro forma net income per limited partner unit:
Common units - basic	$2.11	$1.84
Common units - diluted	2.11	1.84
Subordinated units - basic and diluted	2.11	1.84

Acquisitions from PBF

PNGPC Acquisition

On February 28, 2017, the Partnership closed the PNGPC Acquisition, which had been contemplated by a contribution agreement dated as of February 15, 2017 between the Partnership and PBF LLC (the “PNGPC Contribution Agreement”). Pursuant to the PNGPC Contribution Agreement, the Partnership, through its wholly-owned subsidiary, PBFX Op Co, acquired from PBF LLC all of the issued and outstanding limited liability company interests of PNGPC, which owns and operates the Paulsboro Natural Gas Pipeline, an existing interstate natural gas pipeline which serves PBF Holding's Paulsboro Refinery, and is subject to regulation by the Federal Energy Regulatory Commission (“FERC”). PNGPC has FERC approval for, and is in the process of constructing, a new pipeline (the “New Pipeline”) to replace the existing pipeline.

In consideration for the PNGPC limited liability company interests, the Partnership delivered to PBF LLC (i) an $11,600 intercompany promissory note in favor of Paulsboro Refining Company LLC, a wholly-owned subsidiary of PBF Holding (the “Affiliate Note Payable”), (ii) an expansion rights and right of first refusal agreement in favor of PBF LLC with respect to the New Pipeline and (iii) an assignment and assumption agreement with respect to certain outstanding litigation involving PNGPC and the existing pipeline. As the PNGPC Acquisition was considered a transfer of assets between entities under common control, the PNGPC assets and liabilities were transferred at their historical carrying value, whose net value was $11,538 as of February 28, 2017. The financial information contained herein of PBFX has been retrospectively adjusted to include the historical results of PNGPC as if it was owned by the Partnership for all periods presented. Net loss attributable to the PNGPC Acquisition prior to the effective date was allocated entirely to PBF GP as if only PBF GP had rights to that net loss, therefore there is no retrospective adjustment to net income per unit.

The following tables present the Partnership's statement of financial position and results of operations giving retrospective effect to the PNGPC Acquisition as of and for the periods presented.

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

	December 31, 2016
	PBF Logistics	PNGPC	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$64,221	$—	$64,221
Marketable securities - current	40,024	—	40,024
Accounts receivable - affiliates	37,863	—	37,863
Accounts receivable	4,294	—	4,294
Prepaid expenses and other current assets	1,657	—	1,657
Total current assets	148,059	—	148,059
Property, plant and equipment, net	600,071	8,731	608,802
Total assets	$748,130	$8,731	$756,861
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable - affiliates	$7,631	$—	$7,631
Accounts payable and accrued liabilities	18,371	2,500	20,871
Current portion of long-term debt	39,664	—	39,664
Deferred revenue	952	—	952
Total current liabilities	66,618	2,500	69,118
Long-term debt	532,011	—	532,011
Other long-term liabilities	3,161	—	3,161
Total liabilities	601,790	2,500	604,290

Commitments and contingencies (Note 9)

Equity:
Net investment - Predecessor	—	6,231	6,231
Common unitholders - Public	434,456	—	434,456
Common unitholder - PBF LLC	(193,181)	—	(193,181)
Subordinated unitholder - PBF LLC	(276,083)	—	(276,083)
IDR holder - PBF LLC	1,266	—	1,266
Total PBF Logistics LP equity	(33,542)	6,231	(27,311)
Noncontrolling interest	179,882	—	179,882
Total equity	146,340	6,231	152,571
Total liabilities and equity	$748,130	$8,731	$756,861

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

	December 31, 2015
	PBF Logistics	PNGPC	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$18,678	$—	$18,678
Accounts receivable - affiliates	23,949	—	23,949
Prepaid expenses and other current assets	469	—	469
Total current assets	43,096	—	43,096
Property, plant and equipment, net	145,548	2,887	148,435
Marketable securities	234,258	—	234,258
Total assets	$422,902	$2,887	$425,789
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable - affiliates	$3,438	$—	$3,438
Accounts payable and accrued liabilities	5,504	2,500	8,004
Total current liabilities	8,942	2,500	11,442
Long-term debt	599,635	—	599,635
Total liabilities	608,577	2,500	611,077

Commitments and contingencies (Note 9)

Equity:
Net investment - Predecessor	—	387	387
Common unitholders - Public	340,317	—	340,317
Common unitholder - PBF LLC	(248,363)	—	(248,363)
Subordinated unitholder - PBF LLC	(277,094)	—	(277,094)
IDR holder - PBF LLC	(535)	—	(535)
Total PBF Logistics LP equity	(185,675)	387	(185,288)
Total equity	(185,675)	387	(185,288)
Total liabilities and equity	$422,902	$2,887	$425,789

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

	Year Ended December 31, 2016
	PBF Logistics	PNGPC	Consolidated Results

Revenue:
Affiliate	$175,448	$—	$175,448
Third-party	11,887	—	11,887
Total revenue	187,335	—	187,335

Costs and expenses:
Operating and maintenance expenses	44,162	401	44,563
General and administrative expenses	16,962	5	16,967
Depreciation and amortization	14,156	827	14,983
Total costs and expenses	75,280	1,233	76,513

Income (loss) from operations	112,055	(1,233)	110,822

Other expense:
Interest expense, net	(28,755)	—	(28,755)
Amortization of loan fees	(1,678)	—	(1,678)
Net income (loss)	81,622	(1,233)	80,389
Less: Net loss attributable to Predecessor	(5,017)	(1,233)	(6,250)
Less: Net income attributable to noncontrolling interest	5,679	—	5,679
Net income attributable to PBF Logistics LP unitholders	$80,960	$—	$80,960

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

	Year Ended December 31, 2015
	PBF Logistics	PNGPC	Consolidated Results

Revenue:
Affiliate	$142,102	$—	$142,102
Total revenue	142,102	—	142,102

Costs and expenses:
Operating and maintenance expenses	25,255	406	25,661
General and administrative expenses	13,889	9	13,898
Depreciation and amortization	6,582	1,102	7,684
Total costs and expenses	45,726	1,517	47,243

Income (loss) from operations	96,376	(1,517)	94,859

Other expense:
Interest expense, net	(19,939)	—	(19,939)
Amortization of loan fees	(1,315)	—	(1,315)
Net income (loss)	75,122	(1,517)	73,605
Less: Net income (loss) attributable to Predecessor	1,274	(1,517)	(243)
Net income attributable to PBF Logistics LP unitholders	$73,848	$—	$73,848

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

	Year Ended December 31, 2014
	PBF Logistics	PNGPC	Consolidated Results

Revenue:
Affiliate	$59,403	$—	$59,403
Total revenue	59,403	—	59,403

Costs and expenses:
Operating and maintenance expenses	26,215	2,861	29,076
General and administrative expenses	8,201	8	8,209
Depreciation and amortization	4,473	235	4,708
Total costs and expenses	38,889	3,104	41,993

Income (loss) from operations	20,514	(3,104)	17,410

Other expense:
Interest expense, net	(2,307)	—	(2,307)
Amortization of loan fees	(365)	—	(365)
Net income (loss)	17,842	(3,104)	14,738
Less: Net loss attributable to Predecessor	(12,122)	(3,104)	(15,226)
Net income attributable to PBF Logistics LP unitholders	$29,964	$—	$29,964

TVPC Acquisition

On August 31, 2016, the Partnership entered into a contribution agreement with PBF LLC (the “Contribution Agreement V”). Pursuant to Contribution Agreement V, the Partnership, through its wholly-owned subsidiary, PBFX Op Co, acquired from PBF LLC, 50% of the issued and outstanding limited liability company interests of TVPC, whose assets consist of the Torrance Valley Pipeline, which supports PBF Holding’s Torrance Refinery. The Torrance Valley Pipeline consists of the M55, M1 and M70 pipeline systems, including pipeline stations with storage capacity and truck unloading capability.

Total consideration paid to PBF LLC was $175,000. The consideration was funded by the Partnership with $20,000 of cash on hand, $76,200 in proceeds from the sale of marketable securities, and $78,800 in net proceeds from the August 2016 Equity Offering. The Partnership borrowed an additional $76,200 under its Revolving Credit Facility (as defined in Note 5 “Debt” of the Notes to Consolidated Financial Statements), which was used to repay $76,200 of its Term Loan (as defined in Note 5 “Debt” of the Notes to Consolidated Financial Statements) in order to release $76,200 in marketable securities that had collateralized the Term Loan.

The following table summarizes the preliminary fair values of the assets and liabilities as of July 1, 2016, the acquisition date of the Torrance Valley Pipeline, which was included in the acquisition by PBF Energy of the Torrance Refinery and related logistical assets. Subsequent adjustments may be recorded upon the completion of the valuation and the final determination of the purchase price allocation.

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

Fair Value Allocation
Property, plant and equipment	$351,475
Other long-term liabilities	(1,475)
Fair value of net assets acquired	$350,000

The Partnership’s Consolidated Financial Statements for the year-ended December 31, 2016 include the results of operations of TVPC since July 1, 2016, including the historical results prior to its acquisition on August 31, 2016, during which period TVPC contributed affiliate revenue of $24,717 and net income of $6,341. On an unaudited pro forma basis, the revenues and net income of PBFX assuming the acquisition had occurred on January 1, 2015, are shown below. The unaudited pro forma information does not purport to present what PBFX’s actual results would have been had the TVPC Acquisition occurred on January 1, 2015, nor is the financial information indicative of the results of future operations. The unaudited pro forma financial information includes the depreciation and amortization expense related to the acquisition and interest expense associated with the TVPC Acquisition financing.

	Year Ended December 31, 2016	Year Ended December 31, 2015
(Unaudited)
Pro forma revenues	$235,052	$213,678
Pro forma net income attributable to PBF Logistics LP unitholders:	90,967	92,280
Pro forma net income per limited partner unit:
Common units - basic	$2.18	$2.38
Common units - diluted	2.18	2.38
Subordinated units - basic and diluted	2.18	2.38

Delaware City Products Pipeline and Truck Rack Acquisition

On May 5, 2015, the Partnership entered into a contribution agreement between the Partnership and PBF LLC (the “Contribution Agreement IV”). Pursuant to the terms of the Contribution Agreement IV, PBF LLC contributed to the Partnership all of the issued and outstanding limited liability company interests of Delaware Pipeline Company LLC (“DPC”) and Delaware City Logistics Company LLC (“DCLC”), whose assets consist of a products pipeline, truck rack and related facilities located at PBF Energy’s Delaware City Refinery for total consideration payable to PBF LLC of $143,000, consisting of $112,500 of cash and $30,500 of Partnership common units, or 1,288,420 common units (the “Delaware City Products Pipeline and Truck Rack Acquisition”). The cash consideration was funded by the Partnership with $88,000 in proceeds from the Partnership’s 6.875% Senior Notes due 2023 (the “2023 Notes”), sale of approximately $700 in marketable securities and $23,800 in borrowings under the Partnership’s Revolving Credit Facility. The Delaware City Products Pipeline and Truck Rack Acquisition closed on May 15, 2015. The Partnership borrowed an additional $700 under its Revolving Credit Facility to repay $700 of its outstanding Term Loan in order to release the $700 in marketable securities that had collateralized PBFX’s Term Loan.

Toledo Storage Facility Acquisition

On December 2, 2014, the Partnership entered into a Contribution Agreement with PBF LLC (the “Contribution Agreement III”). Pursuant to the terms of the Contribution Agreement III, PBF LLC contributed to the Partnership all of the issued and outstanding limited liability company interests of Toledo Terminaling Company LLC (“Toledo Terminaling”), whose assets consist of a tank farm and related facilities located at PBF Energy’s Toledo Refinery, including a propane storage and loading facility, for total consideration payable to PBF LLC of $150,000, consisting of $135,000 of cash and $15,000 of Partnership common units, or 620,935 common units (the “Toledo Storage Facility Acquisition”). The Toledo Storage Facility Acquisition closed on December 11, 2014. The cash consideration was funded by the Partnership from the proceeds from the sale of $30,000 in marketable

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

securities and $105,000 in borrowings under the Revolving Credit Facility. The Partnership borrowed an additional $30,000 under its Revolving Credit Facility to repay $30,000 of its Term Loan in order to release the $30,000 in marketable securities that had collateralized the Term Loan.

DCR West Rack Acquisition

On September 16, 2014, the Partnership entered into a Contribution Agreement (the “Contribution Agreement II”) with PBF LLC. Pursuant to the terms of the Contribution Agreement II, PBF LLC contributed to the Partnership all of the equity interests of Delaware City Terminaling Company II LLC (“DCT II”), which assets consisted solely of the DCR West Rack, for total consideration payable to PBF LLC of $150,000, consisting of $135,000 of cash and $15,000 of Partnership common units, or 589,536 common units (the “DCR West Rack Acquisition”). The cash consideration was funded by the Partnership from the proceeds from the sale of $30,000 in marketable securities and $105,000 in borrowings under the Revolving Credit Facility. The DCR West Rack Acquisition closed on September 30, 2014. The Partnership borrowed an additional $30,000 under the Revolving Credit Facility to repay $30,000 of its Term Loan in order to release the $30,000 in marketable securities that had collateralized the Term Loan.

Immediately following the closing of the DCR West Rack Acquisition, DCT II was merged with and into Delaware City Terminaling, a wholly-owned subsidiary of the Partnership, with all property, rights, liabilities and obligations of DCT II vesting in Delaware City Terminaling as the surviving company.

As the Acquisitions from PBF were considered transfers of businesses between entities under common control, the TVPC assets and liabilities were transferred at their historical carrying value, whose net value was $345,989 as of August 31, 2016, of which 50% was allocated to noncontrolling interest in equity (“NCI”). The Delaware City Products Pipeline and Truck Rack were transferred at their historical carrying value of $15,975 on May 15, 2015, the Toledo Storage Facility was transferred at its historical carrying value of $54,426 on December 11, 2014, and the DCR West Rack was transferred at its historical carrying value of $39,279 on September 30, 2014, The historical financial statements have been retrospectively adjusted to reflect the results of operations, financial position, and cash flows of the DCR West Rack, Toledo Storage Facility, Delaware City Products Pipeline and Truck Rack and TVPC with 50% of net income of TVPC allocated to NCI as if it was owned by the Partnership for all periods presented. Net income (loss) attributable to the DCR West Rack, Toledo Storage Facility, Delaware City Products Pipeline and Truck Rack and TVPC prior to their respective effective dates were allocated entirely to PBF GP as if only PBF GP had rights to that net income (loss), therefore there is no retrospective adjustment to net income per unit.

PBFX’s Consolidated Financial Statements include TVPC, a variable interest entity with the interest in TVPC not owned by PBFX reflected as a reduction to net income and equity as a noncontrolling interest. In accordance with the Amended and Restated Limited Liability Company Agreement of TVPC (the “TVPC LLC Agreement”), PBFX Op Co serves as TVPC’s managing member. PBFX, through its ownership of PBFX Op Co, has the sole ability to direct the activities of TVPC that most significantly impact its economic performance. PBFX is also considered to be the primary beneficiary for accounting purposes and as a result fully consolidates TVPC. TVPC provides transportation and storage services to PBF Holding, primarily under fee-based contracts.

Acquisition Expenses

PBFX incurred acquisition related costs of $3,522 for the year ended December 31, 2016, consisting primarily of consulting and legal expenses related to the Plains Asset Purchase, the TVPC Acquisition and other pending and non-consummated acquisitions. Acquisition related costs were $830 for the year ended December 31, 2015, primarily related to the Delaware City Products Pipeline and Truck Rack acquisition. Acquisition related costs were $1,100 for the year ended December 31, 2014 primarily related to the DCR West Rack and the Toledo Storage Facility acquisitions. These costs are included in the consolidated income statement in general and administrative expenses.

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

4. PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, consisted of the following:

	December 31, 2016	December 31, 2015

Land	$99,497	$2,417
Terminals and equipment	165,234	80,718
Pipelines	288,867	21,379
Storage facilities	62,238	60,959
Construction in progress	26,448	1,463
	642,284	166,936
Accumulated depreciation	(33,482)	(18,501)
Property, plant and equipment, net	$608,802	$148,435

Capitalized interest in connection with construction in progress during 2016 and 2015 was $118 and $0, respectively.

5. DEBT

On May 14, 2014, in connection with the closing of the Offering, the Partnership entered into a five-year, $275,000 senior secured revolving credit facility (the “Revolving Credit Facility”) and a three-year, $300,000 term loan facility (the “Term Loan”), each with Wells Fargo Bank, National Association, as administrative agent, and a syndicate of lenders. The Revolving Credit Facility was increased from $275,000 to $325,000 in December 2014 and from $325,000 to $360,000 in May 2016.

The Revolving Credit Facility is available to fund working capital, acquisitions, distributions and capital expenditures and for other general partnership purposes. The Partnership can increase the maximum amount of the Revolving Credit Facility by an aggregate amount of up to $240,000, to a total facility size of $600,000, subject to receiving increased commitments from lenders or other financial institutions and satisfaction of certain conditions. The Revolving Credit Facility includes a $25,000 sublimit for standby letters of credit and a $25,000 sublimit for swingline loans. Obligations under the Revolving Credit Facility and certain cash management and hedging obligations designated by the Partnership are guaranteed by its restricted subsidiaries, and are secured by a first priority lien on all the Partnership’s assets (including the Partnership’s equity interests in Delaware City Terminaling) and those of the Partnership’s restricted subsidiaries (other than excluded assets and a guaranty of collection from PBF LLC). The maturity date of the Revolving Credit Facility may be extended for one year on up to two occasions, subject to certain customary terms and conditions. Borrowings under the Revolving Credit Facility bear interest at either a Base Rate (as defined in the Revolving Credit Facility) plus an applicable margin ranging from 0.75% to 1.75%, or at LIBOR plus an applicable margin ranging from 1.75% to 2.75%. The applicable margin will vary based upon the Partnership’s Consolidated Total Leverage Ratio, as defined in the Revolving Credit Facility.

The Term Loan was used to fund a distribution to PBF LLC and is guaranteed by a guaranty of collection from PBF LLC and secured at all times by cash or U.S. Treasury securities in an amount equal to or greater than the outstanding principal amount. Borrowings under the Term Loan bear interest either at the Base Rate (as defined in the Term Loan), or at LIBOR plus an applicable margin equal to 0.25%.

The Revolving Credit Facility contains affirmative and negative covenants customary for revolving credit facilities of this nature which, among other things, limit or restrict the Partnership’s ability and the ability of its

24

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

restricted subsidiaries to incur or guarantee debt, incur liens, make investments, make restricted payments, amend material contracts, engage in certain business activities, engage in mergers, consolidations and other organizational changes, sell, transfer or otherwise dispose of assets, enter into burdensome agreements or enter into transactions with affiliates on terms which are not arm’s length. The Term Loan contains affirmative and negative covenants customary for term loans of this nature which, among other things, limit the Partnership’s use of the proceeds and restrict the Partnership’s ability to incur liens and enter into burdensome agreements.

Additionally, under the terms of the Revolving Credit Facility, the Partnership is required to maintain the following financial ratios, each tested on a quarterly basis for the immediately preceding four quarter period then ended (or such shorter period as shall apply, the “Measurement Period”): (a) until such time as the Partnership obtains an investment grade credit rating, a Consolidated Interest Coverage Ratio (as defined in the Revolving Credit Facility), of at least 2.50 to 1.00; (b) a Consolidated Total Leverage Ratio (as defined in the Revolving Credit Facility) of not greater than 4.00 to 1.00 (or 4.50 to 1.00 at any time after (i) the Partnership has issued at least $100,000 of unsecured notes, and (ii) in addition to clause (i), upon consummation of a material permitted acquisition (as defined in the Revolving Credit Facility) and for two-hundred seventy days immediately thereafter (an “Increase Period”), if elected by the Partnership by written notice to the administrative agent given on or prior to the date of such acquisition, the maximum permitted Consolidated Total Leverage Ratio shall be increased by 0.50 above the otherwise relevant level (the “Step-Up”), provided that Increase Periods may not be successive unless the ratio has been complied with for at least one Measurement Period ending after such Increase Period (i.e., without giving effect to the Step-Up); and (c) after the Partnership has issued at least $100,000 of unsecured notes, a Consolidated Senior Secured Leverage Ratio (as defined in the Revolving Credit Facility) of not greater than 3.50 to 1.00. The Revolving Credit Facility generally prohibits the Partnership from making cash distributions (subject to certain exceptions) except for so long as no default or event of default exists or would be caused thereby, and only to the extent permitted by the partnership agreement, the Partnership may make cash distributions to unitholders up to its the amount of the Partnership’s Available Cash (as defined in the partnership agreement).

The Revolving Credit Facility and Term Loan contain events of default customary for transactions of their nature, including, but not limited to (and subject to any applicable grace periods), the failure to pay any principal, interest or fees when due, failure to perform or observe any covenant contained in the Revolving Credit Facility or related documentation, any representation or warranty made in the agreements or related documentation being untrue in any material respect when made, default under certain material debt agreements, commencement of bankruptcy or other insolvency proceedings, certain changes in the Partnership’s ownership or the ownership or board composition of PBF GP and material judgments or orders. Upon the occurrence and during the continuation of an event of default under the agreements, the lenders may, among other things, terminate their commitments, declare any outstanding loans to be immediately due and payable and/or exercise remedies against the Partnership and the collateral as may be available to the lenders under the agreements and related documentation or applicable law.

At December 31, 2016, PBFX had $189,200 of borrowings and $3,610 of letters of credit outstanding under the Revolving Credit Facility and $39,664 outstanding under the Term Loan.

Senior Notes

On May 12, 2015, the Partnership entered into an Indenture (the “Indenture”) among the Partnership, PBF Logistics Finance Corporation, a Delaware corporation and wholly-owned subsidiary of the Partnership (“PBF Finance,” and together with the Partnership, the “Issuers”), the Guarantors (as defined below) and Deutsche Bank Trust Company Americas, as Trustee, under which the Issuers issued $350,000 in aggregate principal amount of  2023 Notes. The initial purchasers in the offering purchased $330,090 aggregate principal amount of 2023 Notes pursuant to a private placement transaction conducted under Rule 144A and Regulation S of the Securities Act of 1933, as amended, and certain of PBF Energy’s officers and directors and their affiliates and family members purchased the remaining $19,910 aggregate principal amount of 2023 Notes in a separate private placement

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

transaction. The Issuers received net proceeds of approximately $343,000 from the offering after deducting the initial purchasers’ discount and offering expenses.

The 2023 Notes are guaranteed on a senior unsecured basis by Delaware City Terminaling, Toledo Terminaling Company LLC (“Toledo Terminaling”), DPC, DCLC, TVPC and PBFX Op Co (collectively, the “Guarantors” and each a “Guarantor”). In addition, PBF LLC provides a limited guarantee of collection of the principal amount of the 2023 Notes, but is not otherwise subject to the covenants of the Indenture. The 2023 Notes are general senior unsecured obligations of the Issuers and are equal in right of payment with all of the Issuers’ existing and future senior indebtedness, including amounts outstanding under the Revolving Credit Facility and Term Loan. The 2023 Notes are effectively subordinated to all of the Issuers’ and the Guarantors’ existing and future secured debt, including the Revolving Credit Facility and Term Loan, to the extent of the value of the assets securing that secured debt and will be structurally subordinated to all indebtedness of the Partnership’s subsidiaries that do not guarantee the 2023 Notes. The Partnership pays interest on the 2023 Notes semi-annually in cash in arrears on May 15 and November 15 of each year. The 2023 Notes will mature on May 15, 2023. The 2023 Notes will be senior to any future subordinated indebtedness the Issuers may incur.

The Indenture contains customary terms, events of default and covenants for transactions of this nature. These covenants include limitations on the Partnership’s and its restricted subsidiaries’ ability to, among other things: (i) make investments, (ii) incur additional indebtedness or issue preferred units, (iii) pay dividends or make distributions on units or redeem or repurchase our subordinated debt, (iv) create liens, (v) incur dividend or other payment restrictions affecting subsidiaries, (vi) sell assets, (vii) merge or consolidate with other entities and (viii) enter into transactions with affiliates. These covenants are subject to a number of important limitations and exceptions.

At any time prior to May 15, 2018, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of the 2023 Notes in an amount not greater than the net cash proceeds of certain equity offerings at a redemption price equal to 106.875% of the principal amount of the 2023 Notes, plus any accrued and unpaid interest to the date of redemption. On or after May 15, 2018, the Issuers may redeem all or part of the 2023 Notes, in each case at the redemption prices described in the Indenture, together with any accrued and unpaid interest to the date of redemption. In addition, prior to May 15, 2018, the Issuers may redeem all or part of the 2023 Notes at a “make-whole” redemption price described in the Indenture, together with any accrued and unpaid interest to the date of redemption. If the Partnership undergoes certain change of control events, holders of the 2023 Notes will have the right to require the Issuers to purchase all or any part of the 2023 Notes at a price equal to 101% of the aggregate principal amount of the 2023 Notes, together with any accrued and unpaid interest to the date of purchase. In connection with certain asset dispositions, the Issuers will be required to use the net cash proceeds of the asset dispositions (subject to a right to reinvest such net cash proceeds) to make an offer to purchase the 2023 Notes at 100% of the principal amount, together with any accrued and unpaid interest to the date of purchase.

The Issuers may issue additional 2023 Notes from time to time pursuant to the Indenture.

Fair Value Measurement

The estimated fair values of the Revolving Credit Facility and Term Loan approximate their carrying values, categorized as a Level 2 measurement, as these borrowings bear interest based upon short-term floating market interest rates. The estimated fair value of the 2023 Notes, categorized as a Level 2 measurement, was calculated based on the present value of future expected payments utilizing implied current market interest rates based on quoted prices of the 2023 Notes and was approximately $346,135 at December 31, 2016. The carrying value and fair value of PBFX’s debt, exclusive of unamortized debt issuance costs, was approximately $578,864 and $574,999 as of December 31, 2016 and $608,700 and $580,422 as of December 31, 2015, respectively.

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

Debt Maturities

Debt maturing in the next five years and thereafter is as follows:

Year Ending December 31,
2017	$39,664
2018	—
2019	189,200
2020	—
2021	—
Thereafter	350,000
Total debt outstanding	578,864
Unamortized debt issuance costs	(7,189)
Net carrying value of debt	$571,675

6. EQUITY

PBFX had 23,271,174 common units held by the public outstanding as of December 31, 2016. PBF Energy owns 2,572,944 of PBFX’s common units and 15,886,553 of PBFX’s subordinated units constituting an aggregate of 44.2% of PBFX’s limited partner interest as of December 31, 2016. In accordance with the partnership agreement, PBF Energy’s subordinated units will convert into common units on a one-for-one basis once PBFX has met specified distribution targets and successfully completed other tests set forth in the partnership agreement.

Issuance of Additional Interests

The partnership agreement authorizes PBFX to issue an unlimited number of additional partnership interests for the consideration and on the terms and conditions determined by PBFX’s general partner without the approval of the unitholders.

In 2016, the Partnership issued an additional 2,875,000 units in connection with the April 2016 Offering and 4,375,000 units in connection with the August 2016 Offering. It is possible that PBFX will fund future acquisitions through the issuance of additional common units, subordinated units or other partnership interests. On May 14, 2015, PBFX partially funded the Delaware City Products Pipeline and Truck Rack Acquisition with $30,500 of Partnership common units, or 1,288,420 common units. During 2014, PBFX partially funded the Acquisitions from PBF with $30,000 of Partnership common units, or 1,210,471 common units.

Additionally, 116,349, 137,007 and 0 of the Partnership’s phantom units issued under the PBFX 2014 Long-Term Incentive Plan (“LTIP”) vested into common units held by certain directors, officers and current and former employees of our general partner or its affiliates during the year-ended December 31, 2016, 2015 and 2014, respectively.

Holders of any additional common units PBFX issues will be entitled to share equally with the then-existing common unitholders in PBFX’s distributions of available cash. Refer to Note 7 “Unit-Based Compensation” of the Notes to Consolidated Financial Statements for further information.

Noncontrolling Interest

PBFX’s subsidiary PBFX Op Co holds a 50% controlling interest in TVPC, with the other 50% interest in TVPC held by TVP Holding Company LLC (“TVP Holding”), a subsidiary of PBF Holding. PBFX Op Co is the sole managing member of TVPC. PBFX, through its ownership of PBFX Op Co, consolidates the financial results

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

of TVPC, and records a noncontrolling interest for the economic interest in TVPC held by TVP Holding. Noncontrolling interest on the consolidated statements of operations includes the portion of net income or loss attributable to the economic interest in TVPC held by TVP Holding. Noncontrolling interest on the consolidated balance sheets includes the portion of net assets of TVPC attributable to TVP Holding.

Allocations of Net Income

PBFX’s partnership agreement contains provisions for the allocation of net income and loss to the unitholders. For purposes of maintaining partner capital accounts, PBFX’s partnership agreement specifies that items of income and loss shall be allocated among the partners in accordance with their respective percentage interest. Normal allocations according to percentage interests are made after giving effect, if any, to priority income allocations in an amount equal to incentive cash distributions allocated 100% to PBF LLC.

Percentage Allocations of Available Cash from Operating Surplus

The following table illustrates the percentage allocations of available cash from operating surplus between the unitholders and PBF LLC (in its capacity as the holder of PBFX’s IDRs) based on the specified target distribution levels. The amounts set forth under “Marginal Percentage Interest in Distributions” are the percentage interests of PBF LLC and the unitholders in any available cash from operating surplus PBFX distributes up to and including the corresponding amount in the column “Total Quarterly Distribution per Unit Target Amount.” The percentage interests shown for PBFX’s unitholders and PBF LLC for the minimum quarterly distribution are also applicable to quarterly distribution amounts that are less than the minimum quarterly distribution. The percentage interests set forth below for PBF LLC assume that there are no arrearages on common units and that PBF LLC continues to own all of the IDRs.

	Total Quarterly Distribution per Unit Target Amount	Marginal Percentage Interest in Distributions
		Unitholders	PBF LLC (as holder of Incentive Distribution Rights)
Minimum Quarterly Distribution	up to $0.300	100.0%	—
First Target Distribution	above $0.300 up to $0.345	100.0%	—
Second Target Distribution	above $0.345 up to $0.375	85.0%	15.0%
Third Target Distribution	above $0.375 up to $0.450	75.0%	25.0%
Thereafter	above $0.450	50.0%	50.0%

The partnership agreement sets forth the calculation to be used to determine the amount and priority of cash distributions that the common and subordinated unitholders will receive. PBFX declares distributions subsequent to quarter end.

The tables below summarize our 2016 and 2015 quarterly distribution cash declarations, payments and scheduled payments through March 13, 2017:

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

	2016
	Declaration Date	Record Date	Payment Date	Quarterly Distribution per Common and Subordinated Unit
First quarter	April 28	May 13	May 31	$0.42
Second quarter	July 29	August 9	August 23	0.43
Third quarter	October 28	November 8	November 22	0.44
Fourth quarter	February 16, 2017	February 27, 2017	March 13, 2017	0.45
Total				$1.74

	2015
	Declaration Date	Record Date	Payment Date	Quarterly Distribution per Common and Subordinated Unit
First quarter	April 30	May 15	May 29	$0.35
Second quarter	July 30	August 14	August 31	0.37
Third quarter	October 29	November 13	November 30	0.39
Fourth quarter	February 11, 2016	February 22, 2016	March 8, 2016	0.41
Total				$1.52

Our distributions are declared subsequent to quarter end. The following table reflects the allocation of total cash distributions to the general and limited partners applicable to the period in which the distributions were earned:

	Year Ended December 31, 2016	Year Ended December 31, 2015
IDR - PBF LLC	$4,031	$1,118
Limited partners’ distributions:
Common units – public	37,755	24,843
Common units – PBF LLC	4,477	3,911
Subordinated units – PBF LLC	27,642	24,148
Total distributions	73,905	54,020
Total cash distributions (1)	$72,914	$53,319
____________________

(1)	Excludes phantom unit distributions which are accrued and paid upon vesting.

7. UNIT-BASED COMPENSATION

PBF GP’s board of directors adopted the LTIP in connection with the completion of the Offering. The LTIP is for the benefit of employees, consultants, service providers and non-employee directors of the general partner and its affiliates.

Under the LTIP, PBFX issues phantom unit awards to certain directors, officers and seconded employees of our general partner or its affiliates as compensation. The fair value of each phantom unit on the grant date is equal to the market price of PBFX’s common units on that date. The estimated fair value of PBFX’s phantom units is amortized over the vesting period of four years, using the straight-line method. Total unrecognized compensation cost related to PBFX’s nonvested phantom units totaled $5,855 as of December 31, 2016, which is expected to be recognized over a weighted-average period of four years. The fair value of nonvested service phantom units outstanding as of December 31, 2016, totaled $12,693.

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

Unit-based compensation expense related to the Partnership that was included in general and administrative expense in the Partnership’s consolidated statements of operations was $4,360, $4,279 and $1,086 for the year-ended December 31, 2016, 2015 and 2014, respectively.

In the year-ended December 31, 2016, 2015 and 2014, unit-based compensation expense includes $1,123, $1,459 and $0 of expense associated with the accelerated vesting of phantom units in accordance with grant agreements related to the retirement of certain of PBF GP’s officers, respectively.

A summary of PBFX’s unit award activity for the years ended December 31, 2016, 2015 and 2014, is set forth below:

	Number of Phantom Units	Weighted Average Grant Date Fair Value
Nonvested at December 31, 2013	—	$—
Granted	285,522	26.57
Vested	—	—
Forfeited	(10,000)	26.74
Nonvested at December 31, 2014	275,522	$26.56
Granted	266,360	23.92
Vested	(137,007)	25.83
Forfeited	(1,500)	26.74
Nonvested at December 31, 2015	403,375	$25.06
Granted	284,854	19.95
Vested	(116,349)	25.24
Forfeited	(7,000)	23.20
Nonvested at December 31, 2016	564,880	$22.47

PBFX’s long-term incentive plans provide for the issuance of distribution equivalent rights (“DERs”) in connection with phantom unit awards. A DER entitles the participant, upon vesting of the related phantom units, to a mandatory cash payment equal to the product of the number of vested phantom unit awards and the cash distribution per common unit paid by PBFX to its common unitholders. Cash payments made in connection with DERs are charged to partners’ equity, accrued and paid upon vesting.

8. NET INCOME PER UNIT

Earnings in excess of distributions are allocated to the limited partners based on their respective ownership interests. Payments made to PBFX’s unitholders are determined in relation to actual distributions declared and are not based on the net income (loss) allocations used in the calculation of net income (loss) per unit.

Diluted net income per unit includes the effects of potentially dilutive units of PBFX’s common units that consist of unvested phantom units. Diluted net income per unit excludes the effects of 324,729, 403,375 and 254,000 phantom units because they were anti-dilutive for the years ended December 31, 2016, 2015 and 2014, respectively. Basic and diluted net income per unit applicable to subordinated limited partners are the same because there are no potentially dilutive subordinated units outstanding.

In addition to the common and subordinated units, PBFX has also identified the incentive distribution rights as participating securities and uses the two-class method when calculating the net income per unit applicable to limited partners that is based on the weighted-average number of common units outstanding during the period. In 2016, the Partnership issued 2,875,000 common units in April 2016 in connection with the April 2016 Offering

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

and 4,000,000 units in August 2016 and 375,000, upon exercise of the underwriter’s purchase option, units in September 2016 in connection with the August 2016 Offering. In 2015, the Partnership issued 1,288,420 common units to PBF LLC in conjunction with the Delaware City Products Pipeline and Truck Rack Acquisition. During 2014, the Partnership issued 1,210,471 common units in conjunction with the Acquisitions from PBF.

When calculating basic earnings per unit under the two-class method for a master limited partnership, net income for the current reporting period is reduced by the amount of available cash that has been or will be distributed to the limited partners and IDR holders for that reporting period. Net loss attributable to the PNGPC Acquisition prior to the effective date was allocated entirely to PBF GP as if only PBF GP had rights to that net loss, therefore there is no retrospective adjustment to net income per unit for the periods presented. The following table shows the calculation of earnings less distributions:

	Year Ended December 31, 2016
	Limited Partner Common Units – Public	Limited Partner Common Units – PBF LLC	Limited Partner Subordinated Units – PBF LLC	IDRs - PBF LLC	Total
Net income attributable to PBF Logistics LP unitholders:
Distributions declared	$37,755	$4,477	$27,642	$4,031	$73,905
Earnings less distributions	2,085	693	4,277	—	7,055
Net income attributable to PBF Logistics LP unitholders	$39,840	$5,170	$31,919	$4,031	$80,960

Weighted-average units outstanding - basic	19,715,174	2,572,944	15,886,553
Weighted-average units outstanding - diluted	19,765,840	2,572,944	15,886,553

Net income per limited partner unit - basic	$2.01	$2.01	$2.01
Net income per limited partner unit - diluted	$2.01	$2.01	$2.01

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

	Year Ended December 31, 2015
	Limited Partner Common Units – Public	Limited Partner Common Units – PBF LLC	Limited Partner Subordinated Units – PBF LLC	IDRs - PBF LLC	Total
Net income (loss) attributable to PBF Logistics LP unitholders
Distributions declared	$24,843	$3,911	$24,148	$1,118	$54,020
Earnings less distributions	9,763	674	10,509	(1,361)	19,585
Net income (loss) attributable to PBF Logistics LP unitholders	$34,606	$4,585	$34,657	$(243)	$73,605

Weighted-average units outstanding - basic	15,856,217	2,099,935	15,886,553
Weighted-average units outstanding - diluted	15,856,217	2,099,935	15,886,553

Net income per limited partner unit - basic	$2.18	$2.18	$2.18
Net income per limited partner unit - diluted	$2.18	$2.18	$2.18

	Year Ended December 31, 2014
	Limited Partner Common Units – Public	Limited Partner Common Units – PBF LLC	Limited Partner Subordinated Units – PBF LLC	IDRs - PBF LLC	Total
Net income (loss) attributable to PBF Logistics LP unitholders
Distributions declared	$12,706	$635	$12,551	$—	$25,892
Earnings less distributions	2,034	(220)	2,258	(15,226)	(11,154)
Net income (loss) attributable to PBF Logistics LP unitholders	$14,740	$415	$14,809	$(15,226)	$14,738

Weighted-average units outstanding - basic	15,812,500	355,302	15,886,553
Weighted-average units outstanding - diluted	15,814,525	355,302	15,886,553

Net income per limited partner unit - basic	$0.93	$1.17	$0.93
Net income per limited partner unit - diluted	$0.93	$1.17	$0.93

9. COMMITMENTS AND CONTINGENCIES

The DCR Rail Terminal and the DCR West Rack are collocated with the Delaware City Refinery, and are located in Delaware’s coastal zone where certain activities are regulated under the Delaware Coastal Zone Act. In 2013, Delaware City Refinery obtained a permit to allow loading of crude oil onto barges. The issuance of the

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

permit was appealed by environmental interest groups and the Delaware Department of Natural Resources and Environmental Control’s (“DNREC”) issuance was ultimately upheld. On December 23, 2016, Delaware City Refinery received a Notice of Violation (“NOV”) from DNREC concerning a potential violation of the DNREC order authorizing the shipment of crude oil by barge from the Delaware City Refinery. The NOV alleges that Delaware City Refinery made shipments to locations other than the Paulsboro Refinery in violation of the order and requests certain additional information but no penalties have been assessed at this time. On February 7, 2017, the Delaware City Refinery responded to the NOV. On December 28, 2016, DNREC issued a Coastal Zone Act permit (the “Ethanol Permit”) to Delaware City Refinery allowing the utilization of existing tanks and existing marine loading equipment at their existing facilities to enable denatured ethanol to be loaded from storage tanks to marine vessels and shipped to offsite facilities. On January 13, 2017, the issuance of the Ethanol Permit was appealed by two environmental groups and the board has 60 days from the date of the appeal to hold a public hearing and render a final decision. The hearing is scheduled for February 27, 2017.

Environmental Matters

PBFX’s assets, along with PBF Energy’s refineries, are subject to extensive and frequently changing federal, state and local laws and regulations, including, but not limited to, those relating to the discharge of materials into the environment or that otherwise relate to the protection of the environment, waste management and the characteristics and the composition of fuels. Compliance with existing and anticipated laws and regulations can increase the overall cost of operating the Partnership’s assets, including remediation, operating costs and capital costs to construct, maintain and upgrade equipment and facilities.

In connection with PBF Holding’s acquisition of the DCR assets, Valero Energy Corporation (“Valero”) remains responsible for certain pre-acquisition environmental obligations up to $20,000 and the predecessor to Valero in ownership of the refinery retain other historical obligations.

In connection with its acquisition of the DCR assets and the Paulsboro Refinery, PBF Holding and Valero purchased ten year, $75,000 environmental insurance policies to insure against unknown environmental liabilities at each site. In connection with the Toledo Refinery acquisition, Sunoco Inc. (R&M) remains responsible for environmental remediation for conditions that existed on the closing date for twenty years from March 1, 2011, subject to certain limitations.

In connection with the Plains Asset Purchase, the Partnership is responsible for the environmental remediation costs for conditions that existed on the closing date up to a maximum of $250 per year for ten years, with Plains All American Pipeline, L.P. remaining responsible for any and all additional costs above such amounts during such period. The environmental liability of $2,173 recorded as of December 31, 2016 represents the present value of expected future costs discounted at a rate of 1.83%. At December 31, 2016, the undiscounted liability is $2,377 and the Partnership expects to make aggregate payments for this liability of $1,250 over the next five years. The current portion of the environmental liability is recorded in Accrued expenses and the non-current portion is recorded in Other long-term liabilities.

In connection with PBF Holding’s acquisition of the Torrance Refinery and related logistics assets, PBF Holding is responsible for all known and unknown environmental liabilities at each site acquired in connection with the acquisition. The total estimated liability of known environmental obligations associated with the Torrance Valley Pipeline was approximately $1,402 as of December 31, 2016. In accordance with Contribution Agreement V, PBF Holding has indemnified the Partnership for any and all costs associated with environmental remediation for obligations that existed on or before August 31, 2016, including all known or unknown events, which includes the recorded liability of approximately $1,402. At December 31, 2016, the Partnership expects to make the full aggregate payment for this liability within the next five years. PBFX has recorded a receivable from PBF Holding for such anticipated payments related to the known pre-existing Torrance Valley Pipeline environmental obligations for which PBFX is indemnified.

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

10. RELATED PARTY TRANSACTIONS

Commercial Agreements

PBFX currently derives the majority of its revenue from long-term, fee-based agreements with PBF Holding relating to the Contributed Assets, supported by contractual fee escalations for inflation adjustments and certain increases in operating costs. PBFX believes the terms and conditions under these agreements, as well as the Omnibus Agreement (as defined below) and the Services Agreement (as defined below) each with PBF Holding, are generally no less favorable to either party than those that could have been negotiated with unaffiliated parties with respect to similar services.

These commercial agreements (as defined in the table below) with PBF Holding relating to the Contributed Assets include:

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

Service Agreements	Initiation Date	Initial Term	Renewals (a)	MVC	Force Majeure
Transportation and Terminaling
Delaware City Rail Terminaling Services Agreement	5/8/2014	7 years, 8 months	2 x 5	85,000 bpd	PBFX or PBF Holding can declare
Toledo Truck Unloading & Terminaling Services Agreement	5/8/2014	7 years, 8 months	2 x 5	5,500 bpd
Delaware West Ladder Rack Terminaling Services Agreement	10/1/2014	7 years, 3 months	2 x 5	40,000 bpd
Toledo Storage Facility Storage and Terminaling Services Agreement- Terminaling Facility	12/12/2014	10 years	2 x 5	4,400 bpd
Delaware Pipeline Services Agreement	5/15/2015	10 years, 8 months	2 x 5	50,000 bpd
Delaware Pipeline Services Agreement- Magellan Connection	11/1/2016	2 years, 5 months	N/A	14,500 bpd
Delaware City Truck Loading Services Agreement- Gasoline	5/15/2015	10 years, 8 months	2 x 5	30,000 bpd
Delaware City Truck Loading Services Agreement- LPGs	5/15/2015	10 years, 8 months	2 x 5	5,000 bpd
Torrance Valley Pipeline Transportation Services Agreement- North Pipeline	8/31/2016	10 years	2 x 5	50,000 bpd
Torrance Valley Pipeline Transportation Services Agreement- South Pipeline	8/31/2016	10 years	2 x 5	70,000 bpd
Torrance Valley Pipeline Transportation Services Agreement- Midway Storage Tank	8/31/2016	10 years	2 x 5	55,000 barrels (c)
Torrance Valley Pipeline Transportation Services Agreement- Emidio Storage Tank	8/31/2016	10 years	2 x 5	900,000 barrels per month
Torrance Valley Pipeline Transportation Services Agreement- Belridge Storage Tank	8/31/2016	10 years	2 x 5	770,000 barrels per month
Paulsboro Natural Gas Pipeline Services Agreement (b)	9/1/2011	15 years	Evergreen	N/A
Storage
Toledo Storage Facility Storage and Terminaling Services Agreement- Storage Facility	12/12/2014	10 years	2 x 5	3,849,271 barrels (c)	PBFX or PBF Holding can declare
____________________

(a)	PBF Holding has the option to extend the agreements for up to two additional five-year terms.

(b)
In connection with the PNGPC Acquisition, the Partnership assumed the current commercial transportation agreement between PNGPC and the Paulsboro Refinery. Subsequent to the completion of the New Pipeline, PBFX will enter into a new transportation agreement with PBF Holding.

(c)	Reflects the overall capacity of the storage facility. The storage MVC is subject to effective operating capacity of each tank which can be impacted by routine tank maintenance and other factors.

In addition, PBF Holding has commercial agreements in place with respect to the East Coast Terminals having terms ranging from approximately three-months to five-years and includes:

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

•	tank lease agreements, under which the Partnership provides tank lease services to PBF Holding at the East Coast Terminals, with MVCs of total aggregate shell capacity; and

•
terminaling service agreements, under which the Partnership provides terminaling and other services to PBF Holding at the East Coast Terminals. The terminaling service agreements have no MVCs and are billed based on actual volumes throughput, other than a terminaling services agreement between the East Coast Terminals' Paulsboro, New Jersey location and PBF Holding with a 15,000 bpd MVC.

Omnibus Agreement

PBFX entered into an omnibus agreement with PBF GP, PBF LLC and PBF Holding at the closing of the Offering for the provision of executive management services and support for accounting and finance, legal, human resources, information technology, environmental, health and safety, and other administrative functions, as well as (i) PBF LLC’s agreement not to compete with the Partnership under certain circumstances, subject to certain exceptions, (ii) the Partnership’s right of first offer for ten years to acquire certain logistics assets retained by PBF Energy following the Offering, including certain logistics assets that PBF LLC or its subsidiaries may construct or acquire in the future, subject to certain exceptions, and (iii) a license to use the PBF Logistics trademark and name.

On August 31, 2016, the Partnership entered into the Fourth Amended and Restated Omnibus Agreement (as amended, the “Omnibus Agreement”) in connection with the TVPC Acquisition resulting in an increase to the annual administrative fee to $4,000.

Services Agreement

In connection with the Offering, PBFX entered into an Operation and Management Services and Secondment Agreement with PBF Holding and certain of its subsidiaries, pursuant to which PBF Holding and its subsidiaries provides PBFX with the personnel necessary for the Partnership to perform its obligations under its commercial agreements. PBFX reimburses PBF Holding for the use of such employees and the provision of certain infrastructure-related services to the extent applicable to its operations, including storm water discharge and waste water treatment, steam, potable water, access to certain roads and grounds, sanitary sewer access, electrical power, emergency response, filter press, fuel gas, API solids treatment, fire water and compressed air.

On August 31, 2016, the Partnership entered into the Fourth Amended and Restated Services Agreement in connection with the TVPC Acquisition resulting in an increase to the annual fee to $6,386. On February 28, 2017, the Partnership entered into the Fifth Amended and Restated Services Agreement (as amended, the “Services Agreement”) in connection with the PNGPC Acquisition resulting in an increase to the annual fee to $6,696.

The Services Agreement will terminate upon the termination of the Omnibus Agreement, provided that the Partnership may terminate any service on 30 days’ notice.

A summary of revenue and expense transactions with our affiliates, including expenses directly charged and allocated to PBFX and our Predecessor, is as follows:

	Year Ended December 31,
	2016	2015	2014
Revenues	$175,448	$142,102	$59,403
Operating and maintenance expenses	5,121	4,533	2,298
General and administrative expenses	4,805	5,297	3,600

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

11. SEGMENT INFORMATION

The Partnership’s operations are organized into two reportable segments, Transportation and Terminaling and Storage. Operations that are not included in either the Transportation and Terminaling or the Storage segments are included in Corporate.

Our Transportation and Terminaling segment consists of the following assets:

•the DCR Rail Terminal, which serves PBF Holding’s Delaware City and Paulsboro refineries;
•the DCR West Rack, which serves PBF Holding’s Delaware City Refinery;
•the Toledo Truck Terminal, which serves PBF Holding’s Toledo Refinery, comprised of LACT units;
•a propane truck loading facility, located within the Toledo Storage Facility, located at PBF Holding’s Toledo, Ohio Refinery;
•the Delaware City Products Pipeline, which consists of an interstate petroleum products pipeline supporting PBF Holding’s Delaware City Refinery;
•the Delaware City Truck Rack, which consists of a truck loading rack utilized to distribute gasoline, distillates and LPGs located at PBF Holding’s Delaware City Refinery;
•the East Coast Terminals, which consist of product tanks, pipeline connections to the Colonial Pipeline Company, Buckeye Partners, Sunoco Logistics Partners and other proprietary pipeline systems, truck loading lanes and marine facilities capable of handling barges and ships;
•the Torrance Valley Pipeline, which consists of the M55, M1 and M70 pipelines and pipeline stations supporting PBF Holding’s Torrance Refinery; and
•the Paulsboro Natural Gas Pipeline, which consists of an interstate natural gas pipeline which serves PBF Holding's Paulsboro Refinery.

Our Storage segment consists of the following asset:

•the Toledo Storage Facility, excluding the propane truck loading facility, which services the Toledo Refinery and consists of tanks for storing crude oil, refined products and intermediates.

Revenues are generated from third-party transactions as well as commercial agreements entered into with PBF Holding under which the Partnership receives fees for transportation, terminaling and storage of crude oil, refined products and natural gas. The commercial agreements with PBF Holding are described in Note 10 “Related Party Transactions” of the Notes to Consolidated Financial Statements. The Partnership does not have any foreign operations.

The operating segments adhere to the accounting polices used for the combined Consolidated Financial Statements, as described in Note 2 “Summary of Accounting Policies” of the Notes to Consolidated Financial Statements. The Partnership’s operating segments are strategic business units that offer different services in different geographical locations. PBFX has evaluated the performance of each segment based on its respective operating income. Certain general and administrative expenses and interest and financing costs are included in Corporate as they are not directly attributable to a specific operating segment. Identifiable assets are those used by the operating segment, whereas assets included in Corporate are principally cash, deposits and other assets that are not associated with a specific operating segment.

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

	Year Ended December 31, 2016
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total revenue	$165,524	$21,811	$—	$187,335
Depreciation and amortization expense	12,555	2,428	—	14,983
Income (loss) from operations	117,094	10,695	(16,967)	110,822
Interest expense, net and amortization of loan fees	—	—	30,433	30,433
Capital expenditures, including the Plains Asset Purchase	118,592	2,759	—	121,351

	Year Ended December 31, 2015
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total revenue	$120,750	$21,352	$—	$142,102
Depreciation and amortization expense	5,045	2,639	—	7,684
Income (loss) from operations	98,222	10,535	(13,898)	94,859
Interest expense, net and amortization of loan fees	—	—	21,254	21,254
Capital expenditures	1,703	1,800	—	3,503

	Year Ended December 31, 2014
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total revenue	$58,205	$1,198	$—	$59,403
Depreciation and amortization expense	2,929	1,779	—	4,708
Income (loss) from operations	33,559	(7,940)	(8,209)	17,410
Interest expense, net and amortization of loan fees	—	—	2,672	2,672
Capital expenditures	32,279	15,526	—	47,805

	Balance at December 31, 2016
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total assets	$606,898	$57,375	$92,588	$756,861

	Balance at December 31, 2015
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total assets	$115,713	$56,846	$253,230	$425,789

12. SUBSEQUENT EVENTS

Cash distribution

On February 16, 2017, PBF GP’s board of directors declared a cash distribution, based on the results of the fourth quarter of 2016, of $0.45 per unit. The distribution is payable on March 13, 2017 to PBFX unitholders of record at the close of business on February 27, 2017.

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

Contribution Agreement

On February 15, 2017, the Partnership entered into a contribution agreement with PBF LLC pursuant to which PBF LLC has agreed to contribute to the Partnership all of the issued and outstanding limited liability company interests of Paulsboro Natural Gas Pipeline Company LLC. The transaction closed on February 28, 2017.

Affiliate Note Payable

In connection with the PNGPC Acquisition, on February 28, 2017, the Partnership, through its newly acquired subsidiary, PNGPC, entered into an $11,600 affiliate note payable in favor of Paulsboro Refining Company LLC, a wholly-owned subsidiary of PBF Holding, as consideration for the PNGPC Acquisition. The Affiliate Note Payable, including accrued interest, is payable on the later of October 1, 2017 or the date upon which the New Pipeline is completed. The outstanding principal shall bear interest at a rate equal to the lesser of (i) the per annum rate charged on the Partnership's Revolving Credit Facility and (ii) 8% per annum.

Storage Services Agreement

On February 15, 2017, the Partnership’s wholly-owned subsidiary, PBFX Op Co and PBF Holding entered into a ten-year storage services agreement (the “Chalmette Storage Agreement”) under which the Partnership, through PBFX Op Co, will provide storage services to PBF Holding upon the earlier of November 1, 2017 and the completion of construction of a new tank at PBF Holding’s Chalmette Refinery. PBFX Op Co and Chalmette Refining, L.L.C. (“Chalmette Refining”) have entered into a twenty-year lease for the premises upon which the tank will be located and a project management agreement pursuant to which Chalmette Refining will manage the construction of the tank.

13. CONSOLIDATING FINANCIAL STATEMENTS OF PBF LOGISTICS

DCLC, DPC, Delaware City Terminaling Company LLC, Toledo Terminaling Company LLC, PLPT, PBFX Op Co, TVPC and PNGPC serve as guarantors of the obligations under the 2023 Notes. These guarantees are full and unconditional and joint and several. For purposes of the following footnote, the Partnership is referred to as “Issuer.” The indenture dated May 12, 2015, among the Partnership, PBF Logistics Finance, the guarantors party thereto and Deutsche Bank Trust Company Americas, as Trustee, governs subsidiaries designated as “Guarantor Subsidiaries.”

The 2023 Notes were co-issued by PBF Logistics Finance. For purposes of the following footnote, PBF Logistics Finance is referred to as “Co-Issuer.” The Co-Issuer has no independent assets or operations.

The following supplemental combining and consolidating financial information reflects the Issuer’s separate accounts, the combined accounts of the Guarantor Subsidiaries, the combining and consolidating adjustments and eliminations and the Issuer’s consolidated accounts for the dates and periods indicated. For purposes of the following combining and consolidating information, the Issuer’s investment in its subsidiaries and the Guarantor Subsidiaries’ investment in its subsidiaries are accounted for under the equity method of accounting.

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

13. CONSOLIDATING FINANCIAL STATEMENTS OF PBF LOGISTICS
CONSOLIDATING BALANCE SHEET

	December 31, 2016
	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Combining and Consolidating Adjustments	Total
ASSETS
Current assets:
Cash and cash equivalents	$52,133	$12,088	$—	$—	$64,221
Marketable securities - current	40,024	—	—	—	40,024
Accounts receivable - affiliates	125	37,738	—	—	37,863
Accounts receivable	—	4,294	—	—	4,294
Prepaid expense and other current assets	306	1,351	—	—	1,657
Due from related parties	5,168	246,870	—	(252,038)	—
Total current assets	97,756	302,341	—	(252,038)	148,059
Property, plant and equipment, net	—	608,802	—	—	608,802
Investment in subsidiaries	694,636	—	—	(694,636)	—
Total assets	$792,392	$911,143	$—	$(946,674)	$756,861
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable - affiliates	$1,670	$5,961	$—	$—	$7,631
Accounts payable and accrued liabilities	5,719	15,152	—	—	20,871
Current portion of long-term debt	39,664	—	—	—	39,664
Deferred revenue	—	952	—	—	952
Due to related parties	246,870	5,168	—	(252,038)	—
Total current liabilities	293,923	27,233	—	(252,038)	69,118
Long-term debt	532,011	—	—	—	532,011
Other long-term liabilities	—	3,161	—	—	3,161
Total liabilities	825,934	30,394	—	(252,038)	604,290

Commitments and contingencies (Note 9)

Equity:
Net investment	—	700,867	—	(694,636)	6,231
Common unitholders - Public	434,456	—	—	—	434,456
Common unitholder - PBF LLC	(193,181)	—	—	—	(193,181)
Subordinated unitholder - PBF LLC	(276,083)	—	—	—	(276,083)
IDR holder - PBF LLC	1,266	—	—	—	1,266
Total PBF Logistics LP equity	(33,542)	700,867	—	(694,636)	(27,311)
Noncontrolling Interest	—	179,882	—	—	179,882
Total equity	(33,542)	880,749	—	(694,636)	152,571
Total liabilities and equity	$792,392	$911,143	$—	$(946,674)	$756,861

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

13. CONSOLIDATING FINANCIAL STATEMENTS OF PBF LOGISTICS
CONSOLIDATING BALANCE SHEET

	December 31, 2015
	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Combining and Consolidating Adjustments	Total
ASSETS
Current assets:
Cash and cash equivalents	$18,678	$—	$—	$—	$18,678
Accounts receivable - affiliate	—	23,949	—	—	23,949
Prepaid expense and other current assets	290	179	—	—	469
Due from related parties	1,287	127,373	—	(128,660)	—
Total current assets	20,255	151,501	—	(128,660)	43,096
Property, plant and equipment, net	—	148,435	—	—	148,435
Investment in subsidiaries	292,411	—	—	(292,411)	—
Marketable Securities	234,258	—	—	—	234,258
Total assets	$546,924	$299,936	$—	$(421,071)	$425,789
LIABILITIES AND EQUITY
Current liabilities:
Accounts Payable - affiliate	$574	$2,864	$—	$—	$3,438
Accounts Payable and accrued liabilities	5,017	2,987	—	—	8,004
Due to related parties	127,373	1,287	—	(128,660)	—
Total current liabilities	132,964	7,138	—	(128,660)	11,442
Long-term debt	599,635	—	—	—	599,635
Total liabilities	732,599	7,138	—	(128,660)	611,077

Commitments and contingencies

Equity:
Net investment	—	292,798	—	(292,411)	387
Common unitholders - Public	340,317	—	—	—	340,317
Common unitholder - PBF LLC	(248,363)	—	—	—	(248,363)
Subordinated unitholder - PBF LLC	(277,094)	—	—	—	(277,094)
IDR holder - PBF LLC	(535)	—	—	—	(535)
Total equity	(185,675)	292,798	—	(292,411)	(185,288)
Total liabilities and equity	$546,924	$299,936	$—	$(421,071)	$425,789

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

13. CONSOLIDATING FINANCIAL STATEMENTS OF PBF LOGISTICS
CONSOLIDATING STATEMENT OF OPERATIONS

	Year Ended December 31, 2016
	Issuer	Guarantors Subsidiaries	Non-Guarantors Subsidiaries	Combining and Consolidating Adjustments	Total
Revenue
Affiliate	$—	$175,448	$—	$—	$175,448
Third-party	—	11,887	—	—	11,887
Total revenue	—	187,335	—	—	187,335

Costs and expenses
Operating and maintenance expenses	—	44,563	—	—	44,563
General and administrative expenses	16,609	358	—	—	16,967
Depreciation and amortization	—	14,983	—	—	14,983
Total costs and expenses	16,609	59,904	—	—	76,513

Income (loss) from operations	(16,609)	127,431	—	—	110,822

Other income (expense)
Equity in earnings	127,431	—	—	(127,431)	—
Interest expense, net	(28,755)	—	—	—	(28,755)
Amortization of loan fees	(1,678)	—	—	—	(1,678)
Net income (loss)	80,389	127,431	—	(127,431)	80,389
Less: Net loss attributable to Predecessor	—	(6,250)	—	—	(6,250)
Less: Net income attributable to noncontrolling interest	—	5,679	—	—	5,679
Net income attributable to PBF Logistics LP unitholders	$80,389	$128,002	$—	$(127,431)	$80,960

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

13. CONSOLIDATING FINANCIAL STATEMENTS OF PBF LOGISTICS
CONSOLIDATING STATEMENT OF OPERATIONS

	Year Ended December 31, 2015
	Issuer	Guarantors Subsidiaries	Non-Guarantors Subsidiaries	Combining and Consolidating Adjustments	Total
Revenue
Affiliate	$—	$142,102	$—	$—	$142,102
Third-party	—	—	—	—	—
Total revenue	—	142,102	—	—	142,102

Costs and expenses
Operating and maintenance expenses	—	25,661	—	—	25,661
General and administrative expenses	13,408	490	—	—	13,898
Depreciation and amortization expense	—	7,684	—	—	7,684
Total costs and expenses	13,408	33,835	—	—	47,243

Income (loss) from operations	(13,408)	108,267	—	—	94,859

Other income (expenses)
Equity in earnings	108,280	—	—	(108,280)	—
Interest expenses net	(19,952)	13	—	—	(19,939)
Amortization of loan fees	(1,315)	—	—	—	(1,315)
Net income (loss)	73,605	108,280	—	(108,280)	73,605
Less: Net income attributable to Predecessor	—	(243)	—	—	(243)
Net income attributable to PBF Logistics LP unitholders	$73,605	$108,523	$—	$(108,280)	$73,848

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

13. CONSOLIDATING FINANCIAL STATEMENTS OF PBF LOGISTICS
CONSOLIDATING STATEMENT OF OPERATIONS

	Year Ended December 31, 2014
	Issuer	Guarantors Subsidiaries	Non-Guarantors Subsidiaries	Combining and Consolidating Adjustments	Total
Revenue
Affiliate	$1,905	$57,498	$—	$—	$59,403
Third-party	—	—	—	—	—
Total revenue	1,905	57,498	—	—	59,403

Costs and expenses
Operating and maintenance expenses	185	28,891	—	—	29,076
General and administrative expenses	6,386	1,823	—	—	8,209
Depreciation and amortization expense	27	4,681	—	—	4,708
Total operating costs and expenses	6,598	35,395	—	—	41,993

Income (loss) from operations	(4,693)	22,103	—	—	17,410

Other income (expenses)
Equity in earnings	22,108	—	—	(22,108)	—
Interest expenses net	(2,312)	5	—	—	(2,307)
Amortization of loan fees	(365)	—	—	—	(365)
Net income (loss)	14,738	22,108	—	(22,108)	14,738
Less: Net income attributable to Predecessor	—	(15,226)	—	—	(15,226)
Net income attributable to PBF Logistics LP unitholders	$14,738	$37,334	$—	$(22,108)	$29,964

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

13. CONSOLIDATING FINANCIAL STATEMENTS OF PBF LOGISTICS
CONSOLIDATING STATEMENT OF CASH FLOWS

	Year Ended December 31, 2016
	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Combining and Consolidating Adjustments	Total
Cash flows from operating activities:
Net income (loss)	$80,389	$127,431	$—	$(127,431)	$80,389
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization	—	14,983	—	—	14,983
Amortization of deferred financing fees	1,678	—	—	—	1,678
Unit-based compensation expense	4,360	—	—	—	4,360
Equity in earnings	(127,431)	—	—	127,431	—
Changes in current assets and current liabilities:
Accounts receivable - affiliates	(125)	(12,314)	—	—	(12,439)
Accounts receivable	—	(4,294)	—	—	(4,294)
Prepaid expenses and other current assets	(71)	3,223	—	—	3,152
Accounts payable - affiliates	1,096	2,417	—	—	3,513
Accounts payable and accrued liabilities	(211)	8,131	—	—	7,920
Amounts due to/from related parties	115,616	(115,616)	—	—	—
Deferred revenue	—	952	—	—	952
Other assets and liabilities	(672)	(330)	—	—	(1,002)
Net cash provided by operating activities	74,629	24,583	—	—	99,212

Cash flows from investing activities:
Plains Asset Purchase	(98,373)	—	—	—	(98,373)
Expenditures for property, plant and equipment	—	(22,978)	—	—	(22,978)
Purchases of marketable securities	(1,909,965)	—	—	—	(1,909,965)
Maturities of marketable securities	2,104,209	—	—	—	2,104,209
Investment in subsidiaries	(3,053)	—	—	3,053	—
Net cash provided by (used in) investing activities	92,818	(22,978)	—	3,053	72,893

Cash flows from financing activities:
Proceeds from issuance of common units, net of underwriters’ discount and commissions	138,378	—	—	—	138,378
Distribution to PBF LLC related to acquisitions	(175,000)	—	—	—	(175,000)
Distributions to unitholders	(67,534)	—	—	—	(67,534)
Contribution from parent	—	10,483	—	(3,053)	7,430
Repayment of term loan	(194,536)	—	—	—	(194,536)
Proceeds from revolving credit facility	194,700	—	—	—	194,700
Repayment of revolving credit facility	(30,000)	—	—	—	(30,000)
Net cash (used in) provided by financing activities	(133,992)	10,483	—	(3,053)	(126,562)

Net change in cash and cash equivalents	33,455	12,088	—	—	45,543
Cash and equivalents, beginning of period	18,678	—	—	—	18,678
Cash and equivalents, end of period	$52,133	$12,088	$—	$—	$64,221

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

13. CONSOLIDATING FINANCIAL STATEMENTS OF PBF LOGISTICS
CONSOLIDATING STATEMENT OF CASH FLOWS

	Year Ended December 31, 2015
	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Combining and Consolidating Adjustments	Total
Cash flows from operating activities:
Net income (loss)	$73,605	$108,280	$—	$(108,280)	$73,605
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization	—	7,684	—	—	7,684
Amortization of deferred financing fees	1,315	—	—	—	1,315
Unit-based compensation expense	4,279	—	—	—	4,279
Equity in earnings	(108,280)	—	—	108,280	—
Changes in current assets and current liabilities:
Accounts receivable - affiliates	—	(12,319)	—	—	(12,319)
Prepaid expenses and other current assets	(66)	(51)	—	—	(117)
Accounts payable - affiliates	93	122	—	—	215
Accounts payable and accrued liabilities	3,419	69	—	—	3,488
Amounts due to/from related parties	101,938	(101,938)	—	—	—
Other assets and liabilities	(19)	—	—	—	(19)
Net cash provided by operating activities	76,284	1,847	—	—	78,131

Cash flows from investing activities:
Expenditures for property, plant and equipment	—	(3,503)	—	—	(3,503)
Purchases of marketable securities	(2,067,286)	—	—	—	(2,067,286)
Maturities of marketable securities	2,067,983	—	—	—	2,067,983
Investment in subsidiaries	(820)	—	—	820	—
Net cash (used in) provided by investing activities	(123)	(3,503)	—	820	(2,806)

Cash flows from financing activities:
Distribution to PBF LLC related to acquisitions	(112,500)	—	—	—	(112,500)
Distributions to unitholders	(49,524)	—	—	—	(49,524)
Distribution to Parent	—	(1,036)	—	—	(1,036)
Contribution from parent	—	2,692	—	(820)	1,872
Proceeds from issuance of senior notes	350,000	—	—	—	350,000
Repayment of term loan	(700)	—	—	—	(700)
Proceeds from revolving credit facility	24,500	—	—	—	24,500
Repayment of revolving credit facility	(275,100)	—	—	—	(275,100)
Deferred financing costs	(8,324)	—	—	—	(8,324)
Net cash used in financing activities	(71,648)	1,656	—	(820)	(70,812)

Net change in cash and cash equivalents	4,513	—	—	—	4,513
Cash and equivalents, beginning of period	14,165	—	—	—	14,165
Cash and equivalents, end of period	$18,678	$—	$—	$—	$18,678

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

13. CONSOLIDATING FINANCIAL STATEMENTS OF PBF LOGISTICS
CONSOLIDATING STATEMENT OF CASH FLOWS

	Year Ended December 31, 2014
	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Combining and Consolidating Adjustments	Total
Cash flows from operating activities:
Net income (loss)	$14,738	$22,108	$—	$(22,108)	$14,738
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization	27	4,681	—	—	4,708
Amortization of deferred financing fees	365	—	—	—	365
Unit-based compensation expense	1,086	—	—	—	1,086
Equity in earnings	(22,108)	—	—	22,108	—
Changes in current assets and current liabilities:
Accounts receivable- affiliates	—	(11,630)	—	—	(11,630)
Prepaid expenses and other current assets	(224)	(72)	—	—	(296)
Accounts payable- affiliates	481	2,742	—	—	3,223
Accounts payable and accrued liabilities	721	(2,897)	—	—	(2,176)
Amounts due to/from related parties	24,148	(24,148)	—	—	—
Net cash provided by (used in) operating activities	19,234	(9,216)	—	—	10,018

Cash flows from investing activities:
Expenditures for property, plant and equipment	—	(47,805)	—	—	(47,805)
Purchases of marketable securities	(1,918,637)	—	—	—	(1,918,637)
Maturities of marketable securities	1,683,708	—	—	—	1,683,708
Net cash used in investing activities	(234,929)	(47,805)	—	—	(282,734)

Cash flows from financing activities:
Proceeds from issuance of common units, net of underwriters’ discount and commissions	340,957	—	—	—	340,957
Offering costs for issuance of common units	(5,000)	—	—	—	(5,000)
Distribution to PBF LLC related to Offering	(328,664)	—	—	—	(328,664)
Distribution to PBF LLC related to acquisitions	(270,000)	—	—	—	(270,000)
Distributions to unitholders	(14,916)	—	—	—	(14,916)
Contribution from Parent	—	56,946	—	—	56,946
Proceeds from term loan	300,000	—	—	—	300,000
Repayment of term loan	(65,100)	—	—	—	(65,100)
Proceeds from revolving credit facility	275,100	—	—	—	275,100
Deferred financing costs	(2,517)	—	—	—	(2,517)
Net cash provided by financing activities	229,860	56,946	—	—	286,806

Net change in cash and cash equivalents	14,165	(75)	—	—	14,090
Cash and equivalents, beginning of period	—	75	—	—	75
Cash and equivalents, end of period	$14,165	$—	$—	$—	$14,165

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

14. QUARTERLY FINANCIAL DATA (UNAUDITED)

The following table summarizes quarterly financial data for the years ended December 31, 2016 and 2015 (in thousands, except per unit amounts).

	2016 Quarter Ended (a)
	March 31	June 30	September 30	December 31
Total revenue	$36,549	$40,659	$48,433	$61,694
Income from operations	26,044	23,510	25,763	35,505
Net income	18,815	15,876	18,067	27,631
Net income attributable to PBF Logistics LP unitholders	19,094	16,254	20,874	24,738
Net income per limited partner unit: (b)
Common (basic)	$0.53	$0.41	$0.50	$0.57
Common (diluted)	$0.53	$0.41	$0.50	$0.57
Subordinated - PBF LLC (basic and diluted)	$0.53	$0.41	$0.50	$0.57

	2015 Quarter Ended (a)
	March 31	June 30	September 30	December 31
Total revenue	$32,846	$34,868	$37,082	$37,306
Income from operations	19,368	24,192	27,113	24,186
Net income	17,413	19,262	19,933	16,997
Net income attributable to PBF Logistics LP unitholders	16,709	19,583	20,283	17,273
Net income per limited partner unit: (b)
Common (basic)	$0.51	$0.58	$0.59	$0.50
Common (diluted)	$0.51	$0.58	$0.59	$0.50
Subordinated - PBF LLC (basic and diluted)	$0.51	$0.58	$0.59	$0.50
____________________

(a)	The information presented has been retrospectively adjusted to include the historical results of the Paulsboro Natural Gas Pipeline.

(b)
Net loss attributable to the Paulsboro Natural Gas Pipeline prior to the effective date was allocated entirely to PBF GP as if only PBF GP had rights to that net loss, therefore there is no retrospective adjustment to previously reported net income per unit.